FUELCELL ENERGY, INC.
                                   as FuelCell

                                       and

                                 FCE CANADA INC.
                                    as Vendor

                                       and

                           GLOBAL THERMOELECTRIC INC.
                               as the Corporation

                                       and

                              GTI ACQUISITION INC.
                                  as Purchaser

                                       and

                          ROCKWOOD EQUITY PARTNERS LLC
                                   as RockWood

--------------------------------------------------------------------------------


                            SHARE PURCHASE AGREEMENT

                                 April 19, 2004

--------------------------------------------------------------------------------



                              STIKEMAN ELLIOTT LLP

                              MCCARTHY TETRAULT LLP

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                 INTERPRETATION

Section 1.1 Defined Terms.....................................................3
Section 1.2 Gender and Number.................................................3
Section 1.3 Headings, etc.....................................................3
Section 1.4 Currency..........................................................3
Section 1.5 Certain Phrases, etc..............................................3
Section 1.6 Knowledge.........................................................3
Section 1.7 Accounting Terms..................................................3
Section 1.8 Incorporation of Schedules........................................3

                                    ARTICLE 2
                       PURCHASED SHARES AND PURCHASE PRICE

Section 2.1 Purchase and Sale.................................................3
Section 2.2 Purchase Price....................................................3
Section 2.3 Deposit...........................................................3
Section 2.4 Payment of the Purchase Price.....................................3
Section 2.5 Adjustment of Purchase Price......................................3

                                    ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF THE VENDOR AND FUELCELL

Section 3.1 Representations and Warranties of the Vendor and FuelCell.........3

                                    ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND ROCKWOOD

Section 4.1 Representations and Warranties of the Purchaser and RockWood......3

                                    ARTICLE 5
                      PRE-CLOSING COVENANTS OF THE PARTIES

Section 5.1 Conduct of Business Prior to Closing..............................3
Section 5.2 Access to Information.............................................3
Section 5.3 Actions to Satisfy Closing Conditions.............................3
Section 5.4 Transfer of the Purchased Shares..................................3
Section 5.5 Request for Consents..............................................3
Section 5.6 Filings and Authorizations........................................3
Section 5.7 Notice of Untrue Representation or Warranty.......................3
Section 5.8 Exclusive Dealing.................................................3


                                      (i)

                                    ARTICLE 6
                              CONDITIONS OF CLOSING

Section 6.1 Conditions for the Benefit of the Purchaser.......................3
Section 6.2 Conditions for the Benefit of the Vendor and FuelCell.............3
Section 6.3 Conditions Precedent..............................................3

                                    ARTICLE 7
                                     CLOSING

Section 7.1 Date, Time and Place of Closing...................................3
Section 7.2 Closing Procedures................................................3
Section 7.3 Risk of Loss......................................................3

                                    ARTICLE 8
                                   TERMINATION

Section 8.1 Termination by Purchaser..........................................3
Section 8.2 Termination by Vendor.............................................3
Section 8.3 Other Termination Rights..........................................3
Section 8.4 Effect of Termination.............................................3

                                    ARTICLE 9
                                 INDEMNIFICATION

Section 9.1 Indemnification in Favour of the Purchaser and RockWood...........3
Section 9.2 Indemnification in Favour of the Vendor and FuelCell..............3
Section 9.3 Procedure for Indemnification - Third Party Claims................3
Section 9.4 Survival of Representations and Warranties........................3
Section 9.5 Non-Waiver........................................................3

                                   ARTICLE 10
                             POST-CLOSING COVENANTS

Section 10.1   Access to Books and Records....................................3
Section 10.2   Further Assurances.............................................3
Section 10.3   U.S. Tax Elections.............................................3
Section 10.4   RockWood Covenant..............................................3
Section 10.5   Restrictive Covenants..........................................3
Section 10.6   Tax Matters....................................................3

                                    ARTICLE 11
                                   ARBITRATION

Section 11.1   Arbitration....................................................3
Section 11.2   Location of Arbitration........................................3
Section 11.3   Laws of Alberta................................................3
Section 11.4   Arbitration Rules..............................................3


                                      (ii)

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.1   Notices........................................................3
Section 12.2   Time of the Essence............................................3
Section 12.3   Brokers........................................................3
Section 12.4   Announcements..................................................3
Section 12.5   Third Party Beneficiaries......................................3
Section 12.6   Expenses.......................................................3
Section 12.7   Amendments.....................................................3
Section 12.8   Waiver.........................................................3
Section 12.9   Non-Merger.....................................................3
Section 12.10  Entire Agreement...............................................3
Section 12.11  Successors and Assigns.........................................3
Section 12.12  Severability...................................................3
Section 12.13  Governing Law..................................................3
Section 12.14  Counterparts...................................................3


                                      (iii)

                            SHARE PURCHASE AGREEMENT

      Share Purchase Agreement dated April 19, 2004, between FuelCell Energy, Inc., a Delaware corporation ("FUELCELL"), FCE Canada Inc., an Alberta corporation (the "VENDOR"), Global Thermoelectric Inc., an Alberta Corporation (the "CORPORATION"), GTI Acquisition Inc., an Alberta corporation (the "PURCHASER") and RockWood Equity Partners LLC, a New York limited liability corporation ("ROCKWOOD").

ARTICLE 1

                                 INTERPRETATION

SECTION 1.1 DEFINED TERMS.

      As used in this Agreement, the following terms have the following meanings:

      "ABCA" means the Business Corporations Act (Alberta).

      "ADJUSTMENT DATE" shall have the meaning set forth in Section 2.5(4).

      "AFFILIATE" has the meanings ascribed to such terms by the ABCA on the date hereof.

      "AGREEMENT" means this share purchase agreement and all schedules and instruments in amendment or confirmation of it; and the expressions "ARTICLE" and "SECTION" followed by a number mean and refer to the specified Article or Section of this Agreement.

      "ANCILLARY  AGREEMENTS"  means  all  agreements,  certificates  and  other
      instruments   delivered  or  given   pursuant  to  this  Agreement  or  in
      conjunction with the Closing.

      "ASSETS" means all property and assets of the Corporation related to the Business of every nature and kind and wheresoever situate.

      "AUTHORIZATION" means, with respect to any Person, any order, permit, approval, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the Person.

      "BASSANO CONDITION" means the soil and groundwater chlorinated solvents (including all breakdown and sister products of such solvents) contamination on, at, under or having migrated from the Bassano Property as described in the Disclosure Letter.

      "BASSANO PROPERTY" means the property municipally known as 902-5th Avenue, Bassano, Alberta.

      "BOOKS AND RECORDS"  means all books of account,  tax  records,  sales and purchase records, customer and supplier lists, computer software, formulae, business reports, plans and projections and all other documents, files, correspondence and other information of the Corporation (whether in written, printed, electronic or computer printout form).

      "BUSINESS" means all of the assets, liabilities and operations of the Corporation except the cash and fuel cell technology and related fuel cell operations and assets.

      "BUSINESS DAY" means any day of the year, other than a Saturday, Sunday or any day on which banks are required or authorized to close in Calgary, Alberta or New York, New York.

      "CODE" shall have the meaning set forth in Section 10.3.

      "CLAIM" means any act, omission or state of facts and any demand, action, suit, proceeding, claim, assessment, judgment or settlement or compromise relating thereto which may give rise to a right to indemnification under
      Section 9.1 and Section 9.2.

      "CLOSING" means the completion of the transaction of purchase and sale contemplated in this Agreement.

      "CLOSING DATE" means May 19, 2004 or such earlier or later date as the Parties may agree in writing.

      "CONDITION OF THE BUSINESS" means the condition of the Business including the Assets, liabilities, operations, activities, earnings, affairs and financial position of the Corporation.

      "CONSENT" means the consent of a contracting party to a change in control of the Corporation if required by the terms of any Contract.

      "CONTRACTS" means all agreements to which the Corporation is a party including all contracts, leases of personal property and commitments of any nature, written or oral.

      "COPYRIGHTS" shall mean all copyrights, and all right, title and interest in all copyrights, copyright registrations and applications for copyright registration, certificates of copyright and copyrightable subject matter throughout the world, all right, title and interest in related applications and registrations throughout the world, and all Moral Rights in respect of the Business.

      "CORPORATION" means Global Thermoelectric Inc.

      "CORPORATION  FINANCIAL  STATEMENTS"  shall have the  meaning set forth in
      Section 3.1(12)(b).

      "CORPORATION  PROPERTY"  shall  have the  meaning  set  forth  in  Section
      3.1(27).

      "CORPORATION INTELLECTUAL PROPERTY RIGHTS" shall mean all Intellectual Property Rights and Corporation Technology used or proposed to be used in, or necessary to, the Business as currently conducted or as currently reasonably contemplated by the Corporation and its subsidiaries, whether owned or controlled, licenced, or otherwise held by or for the benefit of the Corporation or its subsidiaries, including without limitation the Registered Intellectual Property Rights.

      "CORPORATION TECHNOLOGY" shall mean all Technology used or proposed to be used in, or necessary to, the Business as currently conducted or as currently contemplated by the Corporation and its subsidiaries, whether owned or controlled, licenced or otherwise held by or for the benefit of the Corporation or its subsidiaries.

      "CORPORATE RECORDS" means the corporate records of the Corporation, including (i) all constating documents and by-laws, (ii) all minutes of meetings and resolutions of shareholders and directors (and any committees), and (iii) the share certificate books, securities register, register of transfers and register of directors.

      "DIRECT CLAIM" means any Claim which does not result from a Third Party Claim.

      "DISCLOSURE LETTER" shall mean the letter dated the date of this Agreement and delivered by the Vendor to the Purchaser concurrently herewith.

      "DISPOSAL"   means  any   disposal  by  any  means,   including   dumping,
      incineration, spraying, pumping, injecting, depositing or burying.

      "DOWNWARD ADJUSTMENT AMOUNT" shall have the meaning set forth in Section 2.5(4).

      "EMPLOYEE  PLANS"  means  all  the  employee   benefit,   fringe  benefit,
      supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to the current or former employees, officers or directors of the Corporation maintained, sponsored or funded by the

      Corporation,   whether  funded  or  unfunded,   insured  or  self-insured,
      registered or unregistered as set out in the Disclosure Letter.

      "ENCUMBRANCE" shall mean any lien, charge, mortgage, security interest, option, preferential purchase right, lease, easement, right of way, restriction, execution, encumbrance or other right or interest of any other Person.

      "ENVIRONMENTAL LAWS" means all applicable Laws and agreements with Governmental Entities and all other statutory requirements relating to public health or the protection of the environment and all Authorizations issued pursuant to such Laws and includes those laws relating to the storage, generation, use, handling, manufacture, processing, transportation, import, export, treatment, Release or Disposal of any Hazardous Substance.

      "ESTIMATED PURCHASE PRICE" shall have the meaning set forth in Section 2.2(2).

      "ESTIMATED WORKING CAPITAL" shall have the meaning set forth in Section 2.2(2).

      "FINAL  WORKING  CAPITAL"  shall  have the  meaning  set forth in  Section
      2.5(1).

      "FUELCELL" means FuelCell Energy, Inc.

      "GAAP" means, at any time, accounting principles generally accepted in Canada including those set out in the Handbook of the Canadian Institute of Chartered Accountants, at the relevant time applied on a consistent basis.

      "GOVERNMENTAL ENTITY" means any (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

      "HAZARDOUS SUBSTANCE" means any material, substance, waste, pollutant or contaminant listed, defined, designated or classified as hazardous, toxic, flammable, explosive, reactive, corrosive, infectious, carcinogenic, mutagenic or radioactive or otherwise regulated by any Governmental Entity or under any applicable Environmental Law.

      "INDEMNIFYING PARTY" shall have the meaning specified in Section 9.3(1).

      "INTELLECTUAL PROPERTY RIGHTS" means (i) any Trademarks, trade names, business names, brand names, service marks, computer software, computer programs, Copyrights, including any performing, author or moral rights, designs, inventions, patents, franchises, formulae, processes, know-how, technology and related goodwill, (ii) any applications, registrations, issued Patents, continuations in part, divisional applications or analogous rights or licence rights therefor, and (iii) other intellectual or industrial property.

      "INTERIM PERIOD" means the period between the close of business on the date of this Agreement and the Closing.

      "LAWS" means any and all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, guidelines, and general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which the word is used.

      "LIEN" means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition which, in substance, secures payment or performance of an obligation.

      "MATERIAL CONTRACTS" shall mean:

      (a) any contract of the Corporation or any of its Affiliates which is material to the Business, including any such contract to which such person or subsidiary has succeeded by assumption or assignment or in which such person or subsidiary has a beneficial interest;

      (b)   any  contract  of  the   Corporation  to  which  the   Corporation's
            directors, officers or security holders are parties;

      (c) any contract of the Corporation or any of its Affiliates upon which the Business is substantially dependent, as in the case of continuing contracts to sell the major part of the Corporation's products or services or to purchase the major part of the Corporation's requirements of goods, services or raw materials or any franchise or licence or other agreement to use a patent, formula, trade secret, process or trade name upon which the Business depends to a material extent;

      (d)   any contract of the Corporation or any of its Affiliates calling for
            the   acquisition  or  sale  by  the   Corporation  or  any  of  its
            subsidiaries of any Assets for a consideration exceeding $50,000;

      (e)   any  contract  or  obligation   involving  payments  by  or  to  the
            Corporation or its subsidiaries in respect of the Business, whether individual or in the aggregate, of $250,000;

      (f) any material lease under which a part of the property of the Corporation or its subsidiaries is held by the Corporation or its subsidiaries; or

      (g) any management contract or any compensatory plan, contract or arrangement, including but not limited to plans relating to options, warrants or rights, pension, retirement or deferred compensation or bonus, incentive or profit sharing in which any director or any of the executive officers of the Corporation or its subsidiaries in respect of the Business, participates, except for any compensatory plan, contract or arrangement which pursuant to its terms is available to employees, officers or directors generally and which in operation provides for the same method of allocation of benefits between management and non-management participants.

      "MORAL RIGHTS" shall mean any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the Law of any country or under any treaty.

      "NET WORKING CAPITAL" has the meaning specified in Section 2.5(5).

      "NOTE" has the meaning specified in Section 5.1(4)(c).

      "OCCUPATIONAL  HEALTH AND SAFETY  LEGISLATION" means Part II of the Canada
      Labour  Code  and  all  other  health  and  safety   legislation   of  any
      jurisdiction which applies to the Business.

      "ORDINARY COURSE" means, with respect to an action taken by a Person, that such action is consistent with the past practices of the Person and is taken in the ordinary course of the normal day-to-day operations of the Person.

      "PARTIES" means the Vendor, the Guarantor, the Purchaser and the Parent and any other Person who may become a party to this Agreement.

      "PARTNERSHIP" has the meaning specified in Section 5.1(4)(a).

      "PATENTS" shall mean all patent rights and all right, title and interest in and to all letters patent or equivalent rights and applications, including any reissue, extension, division, continuation, or continuation in part applications throughout the world and any patents issuing with respect to such applications.

      "PERMITTED ENCUMBRANCES" means:

            (i) inchoate or statutory liens for Taxes not at the time overdue but only if the amount thereof at the Closing Date is adjusted in favour of the Purchaser on the Final Working Capital Statement;

            (ii) inchoate or statutory liens for overdue Taxes the validity of which the Corporation is contesting in good faith but only for so long as such contestation effectively postpones enforcement of any such liens or Taxes, and only if the amount of such overdue Taxes at the Closing Date is adjusted in favour of the Purchaser on the Final Working Capital Statement;

            (iii) statutory liens incurred or deposits made in the Ordinary Course of the Corporation's business in connection with worker's compensation, unemployment insurance and similar legislation, but only to the extent that each such statutory lien or deposit relates to amounts not yet due, and only if the amount of such overdue Taxes at the Closing Date is adjusted in favour of the Purchaser on the Final Working Capital Statement;

            (iv) liens and privileges arising out of any judgment with respect to which the Corporation intends to prosecute an appeal or proceedings for review but only for so long as there is a stay of execution pending the determination of such appeal or proceedings for review;

            (v) security given by the Corporation to a public utility or any Governmental Entity when required in the Ordinary Course of business of the Corporation;

            (vi) construction or repair or storage liens arising in the Ordinary Course which are not overdue or which are being contested in good faith;

            (vii) any reservations or exceptions contained in the original grants from the Crown;

            (viii) easements, rights-of-way, servitudes, restrictions and similar rights in real property or interests therein granted or reserved to other Persons, provided that they do not in the aggregate materially detract from the value of the Real Property and will not materially and adversely affect the ability of the Corporation to carry on the Business as it has been carried on in the past;

            (ix) title defects or irregularities which are of a minor nature and which do not reduce the value of the Assets so affected or materially interfere with its use in the operation of the Business;

            (x) rights of way for, or reservations or rights of others relating to, sewers, water lines, gas lines, pipelines, electric lines, telegraph and telephone lines and other similar products or services, provided that they do not in the aggregate materially detract from the value of the Real Property and will not materially and adversely affect the ability of the Corporation to carry on the Business as it has been carried on in the past; and

            (xi) zoning by-laws, ordinances or other restrictions as to the use of real property, and agreements with other Persons registered against title to the Lands, provided that they do not in the aggregate materially detract from the value of the Real Property and will not materially and adversely affect the ability of the Corporation to carry on the Business as it has been carried on in the past.

      "PERMITTED TRANSACTIONS" has the meaning specified in Section 5.1(4).

      "PERSON" means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

      "PRIME RATE" means the day rate of interest expressed as a rate per annum that the Royal Bank of Canada establishes at its head office in Toronto, Ontario as the reference rate of interest that it will charge on that day for Canadian dollar demand loans to its customers in Canada and which it at present refers to as its prime rate.

      "PUBLIC STATEMENT" has the meaning specified in Section 12.4.

      "PURCHASE PRICE" has the meaning specified in Section 2.2.

      "PURCHASED SHARES" has the meaning specified in Section 2.1.

      "PURCHASER" means GTI Acquisition Inc.

      "REGISTERED INTELLECTUAL PROPERTY RIGHTS" means all (i) Patents; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications or proposed use applications, or other registrations or applications related to Trademarks; (iii) Copyright registrations and applications to register Copyrights; (iv) mask work or integrated circuit topography registrations and applications to register mask works or integrated circuit topographies; and (v) any other Intellectual Property Rights that are the subject of an application certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

      "RELEASE" shall mean any releasing, spilling, leaking, pumping, pouring, placing, emitting, emptying, discharging, injecting, escaping, leaching, disposing, seeping, depositing, spraying, burying, abandoning, incinerating, placing, dumping into the environment, whether intentional or unintentional, negligent or non-negligent, sudden or non-sudden, accidental or non-accidental.

      "ROCKWOOD" means RockWood Equity Partners LLC.

      "TAXES" shall mean, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, Ad Valorem taxes, value added taxes, transfer taxes, franchise taxes, licence taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a transferee or successor in interest to any party.

      "TAX ACT" shall mean the Income Tax Act (Canada).

      "TAX RETURNS" shall mean all returns, declarations, designations, election forms, reports, information returns and statements filed or required to be filed with any taxing authority in respect of Taxes (including any attached schedules), (or in respect of or pursuant to any domestic or foreign federal, provincial, state, municipal, territorial or other taxing statute), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Taxes.

      "TECHNOLOGY" shall mean any algorithms, computer software (in source code and object code form), documentation, data and data bases, inventions and discoveries (whether or not patented or patentable), ideas, concepts, techniques, know-how, processes, methods, applications, know-how, content, technical information, engineering, production and other designs, drawings, schematics, specifications, formulas and all other technology or information existing anywhere in the world.

      "THIRD PARTY CLAIM" means any Claim that is paid or payable to, or claimed by, any Person other than the Purchaser or the Corporation or an Affiliate of the Purchaser or the Corporation.

      "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS" shall mean the Intellectual Property Rights and Technology of Persons other than the Corporation that are used in or necessary to the Business.

      "TRADEMARKS" shall mean all trademarks, service marks, trade names, trade designations, trade dress and domain names and associated goodwill and all right, title and interest in or to the foregoing arising under common law, state law, federal law or laws of foreign countries, registrations and applications for registrations thereof, and all right, title and interest in related applications and registrations throughout the world.

      "UPWARD ADJUSTMENT AMOUNT" shall have the meaning set forth in Section 2.5(4).

      "VENDOR" means FCE Canada Inc.

      "WORKING CAPITAL STATEMENT" shall have the meaning set forth in Section 2.5(1).

SECTION 1.2 GENDER AND NUMBER.

      Any reference in this Agreement or any Ancillary Agreement to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

SECTION 1.3 HEADINGS, ETC.

      The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

SECTION 1.4 CURRENCY.

      All references in this Agreement or any Ancillary  Agreement to dollars or
"$",  unless  otherwise  specifically  indicated,   are  expressed  in  Canadian
currency.

SECTION 1.5 CERTAIN PHRASES, ETC.

      In this Agreement and any Ancillary Agreement (i) (y) the words "INCLUDING" and "INCLUDES" mean "INCLUDING (OR INCLUDES) WITHOUT LIMITATION", and (z) the phrase "THE AGGREGATE OF", "THE TOTAL OF", "THE SUM OF", or a phrase of similar meaning means "THE AGGREGATE (OR TOTAL OR SUM), WITHOUT DUPLICATION, OF", and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING".

SECTION 1.6 KNOWLEDGE.

      Where any representation or warranty contained in this Agreement or any Ancillary Agreement is expressly qualified by reference to the knowledge of the Vendor and FuelCell, it shall be deemed to refer to the actual knowledge of Jerry Leitman, Joseph Mahler, Paul Crilly, Bernie LeSage and Graham Reid. The Vendor and FuelCell confirm that such Persons have made due and diligent inquiry of appropriate officers of the Corporation as to the matters that are the subject of such representations and warranties.

SECTION 1.7 ACCOUNTING TERMS.

      All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.

SECTION 1.8 INCORPORATION OF SCHEDULES.

      The schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

                                   ARTICLE 2

                       PURCHASED SHARES AND PURCHASE PRICE

SECTION 2.1 PURCHASE AND SALE.

      Subject to the terms and conditions of this Agreement the Vendor agrees to sell, assign and transfer all of the issued and outstanding common shares to the Purchaser, and the Purchaser agrees to purchase from the Vendor all of such common shares (collectively, the "PURCHASED SHARES") on the Closing Date, which will represent on the Closing Date all (but not less than all) of the issued and outstanding shares in the capital of the Corporation.

SECTION 2.2 PURCHASE PRICE.

(1) The purchase price (the "PURCHASE PRICE") payable by the Purchaser to the Vendor for the Purchased Shares shall be twenty two million seven hundred and fifty thousand dollars ($22,750,000), subject to adjustment in accordance with this Section 2.2 and Section 2.5.

(2) At least 5 Business Days prior to the Closing Date, the Vendor, acting reasonably, shall determine the estimated Net Working Capital (the "ESTIMATED WORKING CAPITAL") based on the unaudited balance sheet of the Corporation as at the end of the most recent accounting period of the Corporation. Provided that the Purchaser does not notify the Vendor in writing that it objects to the Vendor's determination of the Estimated Working Capital at least 1 Business Day prior to the Closing Date, the difference between such Estimated Working Capital and $6,148,000 shall (if a positive amount) be added to, or (if a negative amount) deducted from, the Purchase Price so that an estimated Purchase Price shall be paid on Closing (the "ESTIMATED PURCHASE PRICE"). A final determination of Net Working Capital shall be made in accordance with the provisions of Section
      2.5 and the final Purchase Price shall be adjusted in accordance therewith. In the event that the Purchaser does provide written notice that it objects to the Vendor's determination of the Estimated Working Capital within the time period specified above, then no adjustment to the Purchase Price shall be made prior to the Closing Date and, for the purposes of Section 2.5(4), the phrase "Estimated Working Capital" shall be deemed to be the amount of $6,148,000.

SECTION 2.3 DEPOSIT.

(1) The Vendor acknowledges receipt from the Purchaser, contemporaneously with the execution of this Agreement, of a deposit (the "DEPOSIT") in the amount of $2,000,000, paid by the Purchaser to the solicitors of the Vendor in trust for the Purchaser and the Vendor as their interests appear herein. The Deposit shall be invested by the solicitors of the Vendor, in trust pending Closing in an interest-bearing account, certificate of deposit or other similar instruments or accounts of any Canadian bank.

(2) If Closing does not occur because of a breach or default by the Vendor or FuelCell hereunder or because any of the conditions contained in Section
      6.1 or 6.3 have not been satisfied or waived on or before the Closing, the full amount of the Deposit, together with any interest earned thereon shall be immediately paid to the Purchaser.

(3) If Closing does not occur because of a breach or default by the Purchaser or Rockwood or because any of the conditions contained in Section 6.2 have not been satisfied or waived on or before the Closing, the full amount of the Deposit, together with any interest earned thereon shall be immediately paid to the Vendor. Payment of the Deposit to the Vendor in accordance with this Section 2.3 shall be conclusively deemed to constitute the liquidated damages (and not a penalty) suffered by the Vendor in connection with the expenses incurred and opportunities foregone as a result of the failure of the transaction to close and shall operate in full and final satisfaction of any and all liability which the Purchaser or Rockwood may have to the Vendor or FuelCell pursuant to the terms of this Agreement or the breach of any of the Purchaser's or Rockwood's covenants, representations or warranties contained herein.

SECTION 2.4 PAYMENT OF THE PURCHASE PRICE.

      At the Closing, the Purchaser shall pay the Estimated Purchase Price by bank draft or wire transfer of immediately available funds to or to the order of the Vendor.

SECTION 2.5 ADJUSTMENT OF PURCHASE PRICE.

(1) WORKING CAPITAL STATEMENT. Within 60 days following the Closing Date, the Purchaser shall cause to be prepared and delivered to the Vendor a working capital statement (the "WORKING CAPITAL STATEMENT") setting forth the Net Working Capital as of the Closing Date (the "FINAL WORKING Capital"). The Working Capital Statement is to be prepared in accordance with GAAP applied on a basis consistent with the preparation of the Corporation Financial Statements.

(2)   DISPUTE.  Within 30 days  following  receipt by the Vendor of the  Working
      Capital Statement, the Vendor shall deliver written notice to the Purchaser of any dispute it has with respect to the preparation or content of the Working Capital Statement. Such notice must describe in reasonable detail the items contained in the Working Capital Statement that the Vendor disputes and the basis for any such dispute. If the Vendor does not notify the Purchaser of a dispute with respect to the Working Capital Statement within such 30 day period, such Working Capital Statement will be final, conclusive and binding on the parties. In the event of such notification of a dispute, the Purchaser and the Vendor shall negotiate in good faith to resolve such dispute. If the Purchaser and the Vendor, notwithstanding such good faith effort, fail to resolve such dispute within 30 days after the Vendor advises the Purchaser of its objections, then the Purchaser and the Vendor jointly shall engage the accounting firm of Deloitte and Touche LLP (Calgary office) (the "ARBITRATION FIRM") to resolve such dispute. As promptly as practicable thereafter, the Purchaser and the Vendor shall each prepare and submit a presentation to the Arbitration Firm. As soon as practicable thereafter (but in any event within 30 days following the date on which the dispute is referred to the Arbitration Firm), the Purchaser and the Vendor shall cause the Arbitration Firm to determine whether the Working Capital Statement was prepared in accordance with GAAP applied on a basis consistent with the preparation of the Corporation Financial Statements with respect to any items identified as disputed and, if not, whether and to what extent (if
      any)  the  Final  Working  Capital  (or  any  element  thereof)   requires
      adjustment. The decision of the Arbitration Firm will be binding and conclusive on the parties and not subject to appeal. Each party shall bear its own expenses and the fees and expenses of its own representatives and experts in connection with the preparation, review, dispute (if any) and final determination of the Working Capital Statement and Final Working Capital. The parties shall share the costs, expenses and fees of the Arbitration Firm in inverse proportion to the extent to which their respective positions are sustained (e.g., if the Purchaser's position is 100% sustained, it shall bear none of such costs, expenses and fees of the Arbitration Firm).

(3)   ACCESS.  For the  purposes of  complying  with the terms set forth in this
      Section 2.5,  each party shall  cooperate  with and make  available to the
      Arbitration Firm and the other parties and their respective representatives all information, records, data and working papers, and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Working Capital Statement and the resolution of any disputes thereunder.

(4) ADJUSTMENT OF PURCHASE PRICE. Within five Business Days from the date on which Final Working Capital is finally determined pursuant to Section 2.5(2) (the "ADJUSTMENT DATE"), the Purchase Price shall be adjusted by
      (i) adding the amount of any positive difference between the Final Working Capital and the Estimated Working Capital to the Purchase Price (the "UPWARD ADJUSTMENT AMOUNT"), or (ii) deducting the amount of any negative difference between the Final Working Capital and the Estimated Working Capital from the Purchase Price (the "DOWNWARD ADJUSTMENT AMOUNT"), in each case on a dollar for dollar basis.

      Where an Upward Adjustment Amount results, then the Purchaser shall pay or cause to be paid to the Vendor, within five Business Days from the date on which Final Working Capital is finally determined pursuant to Section 2.5(2), by bank wire transfer of immediately available funds, to an account designated in writing by the Vendor an amount in cash equal to the Upward Adjustment Amount, together with interest thereon from the Closing Date at the Prime Rate.

      Where an Downward Adjustment Amount results, then the Vendor shall pay or cause to be paid to the Purchaser, within five Business Days from the date on which Final Working Capital is finally determined pursuant to Section 2.5(2), by bank wire transfer of immediately available funds, to an account designated in writing by the Purchaser an amount in cash equal to the Downward Adjustment Amount, together with interest thereon from the Closing Date at the Prime Rate.

(5) For purposes of Section 2.2 and this Section 2.5, "NET WORKING CAPITAL" as determined from any balance sheet, means cash, accounts receivable, inventory, pre-paids and Taxes receivable (collectively, the "CURRENT ASSETS") less accounts payable, accrued liabilities, warranty provision, deferred revenue and taxes payable (the "CURRENT LIABILITIES") of the Corporation as shown on such balance sheet. There will be no adjustment to the Purchase Price to reflect performance guarantees or bid bonds provided by the Corporation in the Ordinary Course or for any amounts provided by the Corporation on such balance sheet in respect of the Bassano Condition

(6) The amount of Net Working Capital calculated pursuant to Section 2.2 and this Section 2.5 for the purposes of the Estimated Working Capital and Final Working Capital adjustment described in Section 2.2 and Section 2.5 shall be increased by $433,290 to reflect capital expenditures incurred by the Corporation subsequent to December 31, 2003, relating to the acquisition of a punch machine, associated software and tooling and a welding table for the Business.

                                   ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF THE VENDOR AND FUELCELL

SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE VENDOR AND FUELCELL.

      Except as otherwise disclosed and set forth in the Disclosure Letter, the Vendor and FuelCell jointly and severally represent and warrant as follows to the Purchaser and acknowledge and confirm that the Purchaser is relying upon the representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

(1)   ORGANIZATION AND STANDING.

      (a) Each of the Vendor, FuelCell, the Corporation and the Corporation's subsidiaries have been duly organized or formed under all applicable Laws, are validly existing and in good standing under the laws of the jurisdiction in which they are organized and have full corporate or other legal power, authority and capacity to own, lease and operate its properties and conduct their businesses as currently conducted. All of the outstanding shares in the capital of the Corporation and its subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and all such shares and other ownership interests of the Corporation's subsidiaries are owned directly or indirectly by the Corporation, free and clear of all Encumbrances and there are no outstanding options, rights, entitlements, understandings or commitments (pre-emptive, contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its subsidiaries. The Corporation and each of its subsidiaries is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. The Corporation has disclosed in the Disclosure Letter, the names and jurisdictions of incorporation of each of its subsidiaries.

      (b) The Corporation does not have any subsidiaries which are material in relation to the business and financial condition of the Corporation on a consolidated basis; for the purposes hereof, a subsidiary and its subsidiaries shall be considered material in relation to the
            Corporation if: (i) the investments in and advances to the subsidiary and its subsidiaries by the Corporation and its other subsidiaries exceed five percent of the total assets of the Corporation and its subsidiaries on a consolidated basis at December 31, 2003; or (ii) the equity of the Corporation and its other subsidiaries in the income from continuing operations before income taxes and extraordinary items of the subsidiary and its subsidiaries exceeds five percent of such income of the Corporation and its subsidiaries on a consolidated basis for the Corporation's fiscal year ended December 31, 2003.

      (c) Except as disclosed in the Disclosure Letter, the Corporation does not have any ownership interest, direct or indirect, in any other Person.

      (d) The Vendor has delivered or made available to the Purchaser a true and correct copy of the Corporation's charter documents and similar governing instruments of each of its subsidiaries, each as amended as of the date hereof, and each such instrument is in full force and effect. Neither the Corporation nor any of its subsidiaries is in violation of any of the provisions of its charter documents or equivalent governing instruments.

(2)   CAPITALIZATION.

      The authorized capital of the Corporation consists of an unlimited number of preference shares and an unlimited number of common shares, of which (i) at this date, 1,000,000 Preference Shares, Series 2 are issued and outstanding and 29,246,133 common shares (and no more) have been duly issued and are outstanding as fully paid and non-assessable, and (ii) at the Closing Date, no preference shares shall be issued and outstanding. All of the Purchased Shares have been issued in compliance with all applicable Laws including, without limitation, applicable securities laws.

(3)   TITLE TO PURCHASED SHARES.

      On Closing, the Purchaser shall acquire, good and marketable title to the Purchased Shares, free and clear of all Encumbrances. On Closing, the Purchased Shares shall constitute all of the issued and outstanding securities of the Corporation. There are no restrictions on the transfer of the Purchased Shares except those set forth in the Corporation's articles. All such restrictions will have been complied with so as to permit the transfer of the Purchased Shares to the Purchaser on the Closing Date.

(4)   NO OPTIONS.

      On Closing, no Person other than the Purchaser will have any oral or written agreement, option, warrant, right, privilege or any other right capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise), for the purchase, subscription or issuance of any unissued shares, voting securities, convertible securities or rights of the Corporation.

(5)   CORPORATE RECORDS.

      The corporate records of the past three years of the Corporation have been delivered to the Purchaser's solicitors for review prior to the date hereof. Such corporate records have been maintained in accordance with applicable Laws and contain complete and accurate:

      (a) minutes of all meetings of the directors, any committee thereof and the shareholders of the Corporation held during that period of time;

      (b)   resolutions  of  the  directors,   any  committee  thereof  and  the
            shareholders of the Corporation that had been properly passed during that period of time; and

      (c) all waivers, notices and other documents required by law to be contained therein,

      and reflect the actions taken and resolutions passed by the directors and shareholders of the Corporation during that period of time.

      The share certificate books, register of shareholders, register of transfer and registers of directors of the Corporation are complete and accurate and all applicable security transfer or documentary stamp taxes payable in respect of shares of the Corporation have been duly paid.

(6)   AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS.

      (a) This Agreement and each of the Ancillary Agreements to which the Vendor and FuelCell are parties have been duly executed and delivered by the Vendor and FuelCell and constitute legal, valid and binding obligations of the Vendor and FuelCell, enforceable against it in accordance with their respective terms subject only to any limitation under applicable laws relating to (i) bankruptcy, insolvency, arrangement or other similar laws of general application affecting creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies.

      (b) The approval of this Agreement by each of the Vendor and FuelCell, the execution and delivery by each of the Vendor and FuelCell of this Agreement, and the performance by each of the Vendor and FuelCell of its obligations hereunder, will not:

            (i) result in a violation or breach of, require any consent to be obtained under or give rise to any material termination rights or material payment obligation under any provision of:

                  (A)   its,  or  any  of  its   subsidiaries'   certificate  of
                        incorporation,   articles,   bylaws  or  other   charter
                        documents;

                  (B) any Laws, regulation, order, judgment or decree, applicable to the Vendor, FuelCell or any of its subsidiaries or by which the Vendor, FuelCell or any of their subsidiaries or any of their respective properties is bound; or

                  (C) any Material Contract or material licence, franchise or permit to which the Corporation or its subsidiaries is a party or by which it is bound;

            (ii) give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

            (iii) result in the  imposition of any  Encumbrance  upon any of the
                  Assets, or restrict, hinder, impair or limit the ability of the Corporation to carry on the Business as and where it is now being carried on;

            (iv) result in any payment (including severance, golden parachute, bonus or otherwise) becoming due from the Corporation or its subsidiaries to any director or employee of the Corporation; or

            (v) trigger any anti-takeover statutes or regulations of any Governmental Entity that are applicable to the Corporation.

(7)   GOVERNMENTAL AND THIRD PARTY CONSENTS.

      (a) No consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the Material Contracts or leases or for the Vendor to consummate the transactions contemplated hereby.

      (b)  The  Corporation  and  its  subsidiaries   possesses  such  consents,
licences, certificates, authorizations, approvals, franchises, permits or other rights as are currently necessary to conduct the Business now operated by it.

(8)   NO DEFAULT.

      Neither the Corporation nor any of its subsidiaries is in default under and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under any contract, agreement, licence or franchise to which it is a party.

(9)   SOLVENCY.

      Neither the Corporation nor any of its subsidiaries has: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

(10)  UNDISCLOSED LIABILITIES.

      To the knowledge of the Vendor and FuelCell, neither the Corporation nor its subsidiaries has any liabilities (whether accrued, absolute, contingent or otherwise, matured or unmatured) of any kind except:

(a) liabilities disclosed or provided for in the Corporation Financial Statements; and

(b) liabilities incurred in the Ordinary Course which are not, in the aggregate, material and adverse to the Condition of the Business or the Purchased Shares;

and the Corporation and its subsidiaries has not given or agreed to give, and is not a party to or bound by, any guarantee of indebtedness or other obligation of any third party.

(11)  INTELLECTUAL PROPERTY.

      (a) The Disclosure Letter lists all Registered Intellectual Property Rights that are owned by, filed in the name of, or applied for by the Corporation or its subsidiaries in respect of the Business, specifying as to each the nature or title of such right, any jurisdiction that has issued a registration with respect thereto or in which an application for such registration is pending, and any applicable registration or application number. All such Registered Intellectual Property Rights are valid and in full force and were prosecuted in good faith. All necessary registration, maintenance and renewal fees in connection with each item of such Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States, Canada or other jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights.

      (b) The Disclosure Letter sets forth an accurate and complete list of all licences, sublicences and other agreements to which the Corporation or any of its subsidiaries is a party or is otherwise bound and pursuant to which any Person other than the Corporation or any of its subsidiaries is authorized to use any material Corporation Intellectual Property Rights or Corporation Technology and a true and correct copy of each such agreement has been delivered or made available to the Purchaser.

      (c) The Disclosure Letter sets forth an accurate and complete list of all material licences, sublicences, and other agreements related to the Business to which the Corporation or any of its subsidiaries is a party or is otherwise bound and pursuant to which the Corporation and any of its subsidiaries is authorized to use any Intellectual Property Right or Technology that is held by any Person other than the Corporation or any of its subsidiaries and a true and correct copy of each such agreement has been delivered or made available to the Purchaser, other than end-user licences granted to the Corporation or any of its subsidiaries relating to "off the shelf" personal computer software that is generally available from Persons that are unaffiliated with the Corporation or any of its subsidiaries. The Disclosure Letter sets forth an accurate and complete list of all material licences granted to the Corporation or any of its subsidiaries relating to "off the shelf" personal computer software that is generally available from Persons that are unaffiliated with the Corporation or any of its subsidiaries and that is incorporated into any product marketed, sold, or licensed by the Business.

      (d) The Corporation and its subsidiaries either exclusively own or have the valid right to use all Corporation Intellectual Property Rights, Corporation Technology and all Third Party Intellectual Property Rights (and no third party, including any past or present employee or contractor of the Corporation or any Governmental Entity, owns or has any ownership interest in any Corporation Intellectual Property Rights or Corporation Technology that are not Third Party Intellectual Property Rights of the Corporation). Upon Closing, all Corporation Intellectual Property Rights, Corporation Technology and all Third Party Intellectual Property Rights will be immediately available for use on terms and conditions substantially identical to those under which the Corporation and any subsidiaries of the Corporation presently uses or reasonably contemplates using such rights, without any affirmative act by the Purchaser or any other Person.

      (e) There are (and upon Closing, will be) no royalties, honoraria, fees, or other payments payable by the Corporation, any subsidiary of the Corporation, or the Purchaser to any Person by reason of the ownership, use, licence, sale or disposition of any Corporation Intellectual Property Rights or Corporation Technology.

      (f) To the knowledge of the Vendor and FuelCell, neither Corporation Intellectual Property Rights nor the conduct of the Business as presently conducted or reasonably currently contemplated to be conducted uses or discloses in an unauthorized manner, infringes, or constitutes a misappropriation of any Intellectual Property Right or Technology of any Person. Neither of the Vendor and FuelCell: (i) has any knowledge that any Corporation Intellectual Property Right is the subject of any interference, re-examination, cancellation, or opposition proceeding, or any currently pending or threatened suit, action, or proceeding arising out of an alleged right of any Person with respect to any Intellectual Property Right or Technology; (ii) has received any oral, written, or other communication that the Corporation or any subsidiary of the Corporation is using or disclosing in an unauthorized manner, infringing, or
misappropriating   the  alleged   right  of  any  Person  with  respect  to  any
Intellectual Property Right; or (iii) has any knowledge that any of the Corporation Intellectual Property Rights is being used or disclosed in an unauthorized manner, infringed or misappropriated by any Person.

      (g) To the knowledge of the Vendor and FuelCell, the Corporation Intellectual Property Rights are in full force and effect and have not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Corporation Intellectual Property Rights and all registrations and filings necessary to preserve the rights of the Corporation in and to the Corporation Intellectual Property Rights have been made.

      (h) Except as set forth in the Disclosure Letter, to the knowledge of the Vendor and FuelCell, there is no:

            (i) claim of adverse ownership or invalidity or other opposition to or conflict with any of the Corporation Intellectual Property Rights or Corporation Technology nor of any pending or threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against the Corporation relating to the Corporation Intellectual Property Rights or Corporation Technology; or

            (ii) claim that any products manufactured, produced, used or sold by the Corporation in respect of the Business or any process, method, packaging, advertising, or material that the Corporation employs in the manufacture, marketing, or sale of any such product, or the use of any of the Corporation
                  Intellectual Property Rights or Corporation Technology breaches, violates, infringes or interferes with any rights of any Person or requires payment for the use of any intellectual property right, know-how or Technology of another Person.

      (i) None of the Corporation Intellectual Property Rights or Corporation Technology are subject to any Proceeding that restricts in any manner the use, transfer or licensing thereof by the Corporation or that may affect the validity, use or enforceability of the Corporation Intellectual Property Rights or Corporation Technology; provided that nothing herein applies to the prosecution (except for any interference or opposition proceeding) of any Corporation Intellectual Property Rights in the U.S. Patent and Trademark Office or any other government patent or trademark office.

      (j) To the knowledge of the Vendor and FuelCell, no party to any licence, sublicence, or agreement listed in the Disclosure Letter is (or upon Closing, will be) in material breach or default and no event has occurred (or, upon Closing, will occur) which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder.

      (k) The Corporation and its subsidiaries have maintained and continue to maintain a system to safeguard and maintain the secrecy and confidentiality of and its proprietary rights in all of the material Corporation Intellectual Property Rights and Corporation Technology not otherwise protected by patents, patent applications, or copyright or trademark law. Without limitation on the generality of the foregoing, to the knowledge of the Vendor and FuelCell, (i) any disclosures to third parties of trade secrets that are material to the operation of the Corporation business have been pursuant to executed written confidentiality agreements, (ii) the Corporation has obtained confidentiality and inventions assignment agreements, in one or more forms, that have protections and conditions, from all of the past and present employees and independent contractors of the Corporation and subsidiaries of the Corporation involved in the creation or development of the Corporation Intellectual Property Rights and Corporation Technology that are material to the operation of the Business, (iii) there has been no material breach or violation of any secrecy or confidentiality commitments of any person in respect of any material confidential information of the Corporation or its subsidiaries, and (iv) the measures taken by the Corporation and its subsidiaries to protect the proprietary and non-public aspects of the thermoelectric generator technology and processes and methodology for manufacturing thermoelectric generator products are reasonably designed to adequately prevent third parties from using any such aspects of such technology without the approval of the Corporation. No Person who has performed services related to the Business has (or upon Closing, will have) any right, title or interest in any Corporation Intellectual Property Rights or Corporation Technology.

      (l) The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not (i) breach, violate, or conflict with any agreement governing any Corporation Intellectual Property Rights or Corporation Technology, (ii) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Corporation Intellectual Property Rights or Corporation Technology, or in any way impair the right of the Purchaser to use or bring any action for the unauthorized use or disclosure, infringement, or misappropriation of any Corporation Intellectual Property Right or Corporation Technology, (iii) result in the Purchaser granting to any third party any right to, or with respect to, any Corporation Intellectual Property Right or Corporation Technology Right,
(iv) result in the Purchaser being bound by, or subject to, any non-competition or other restriction on the operation or scope of its businesses, or (v) result in the Purchaser being obligated to pay any royalties or other fees of any kind to any third party. The Corporation and its subsidiaries have not entered into any agreements granting any exclusive right to any material Corporation Intellectual Property Right or Corporation Technology.

      (m)  For  purposes  of  this  Section  3.1(6),  "use"  includes,   without
limitation,  make,  have  made,  reproduce,  display  or  perform,  publicly  or
otherwise,   prepare   derivative  works  based  upon,  offer  for  sale,  sell,
distribute, import, disclose, licence, sublicence, dispose of and otherwise exploit.

(12)  FINANCIAL STATEMENTS.

      (a) The Corporation Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis with that of prior periods, except no notes to the Corporation Financial Statements have been prepared. The Corporation Financial Statements present fairly the consolidated financial position, results of operations and cash flows of the Corporation and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and the absence of notes thereto) and reflect all proper accruals and appropriate and adequate reserves in respect of all liabilities, including contingent liabilities, if any, of the Corporation and its subsidiaries on a consolidated basis as required in order to comply with GAAP.

      (b) The Vendor has heretofore made available to the Purchaser the consolidated balance sheet of the Corporation as at December 31, 2003, as well as the consolidated statements of operations of the Corporation for the period ended December 31, 2003 and the consolidated statements of cash flows of the Corporation for the period ended December 31, 2003 (collectively referred to herein as the "CORPORATION FINANCIAL STATEMENTS"). The Corporation Financial Statements fairly present the financial position, assets, liabilities and obligations of the Corporation and its subsidiaries as at the date thereof of any nature (whether accrued, absolute, contingent or otherwise) as are required to be recorded by GAAP.

(13)  ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE; INVENTORIES.

      (a) All accounts receivable of the Corporation and its subsidiaries have been accurately recorded in the Books and Records, and to the knowledge of the Vendor and FuelCell, are bona fide, good and collectible at the full face value thereof in the Ordinary Course, without discount, rebate, set off or counterclaim, except for allowances for doubtful accounts provided for in the Books and Records. The Corporation's rights in respect of each account receivable and under the security related thereto will have been enforced by the Corporation up to the Closing Date in accordance with normal business practices and will not have been waived, modified or compromised in any manner.

      (b) All accounts payable and notes payable of the Corporation and its subsidiaries arose in bona fide arm's length transactions in the Ordinary Course. Since the date of the Corporation Financial Statements, each of the Corporation and its subsidiaries have paid their accounts payable in the Ordinary Course.

      (c) The inventory shown on the Corporation Financial Statements consists of, and the inventory acquired after the date hereof will consist of, items of a quality and quantity usable or saleable in the

            Ordinary Course. The value of obsolete materials and of materials of below standard quality has been written down on the Corporation Financial Statements to realizable market value, or adequate reserves have been provided, all in accordance with GAAP. As of the date hereof, purchase commitments for raw materials and parts are not in excess of reasonably expected requirements or are terminable by the Corporation without penalty upon 30 days notice.

(14)  MANAGEMENT RECOMMENDATION LETTERS.

      The Vendor has made available to the Purchaser copies of all management recommendation letters relating to the Corporation and the Business received from the current auditor of the Corporation or any previous auditor of the Corporation, since December 31, 2000.

(15)  ABSENCE OF CERTAIN CHANGES AND EVENTS.

      Since December 31, 2003, except as disclosed in the Disclosure Letter:

      (a) the Corporation has conducted the Business in the Ordinary Course, has not incurred any debt, obligation or liability out of the Ordinary Course or of an unusual or extraordinary nature and has used its reasonable commercial efforts to preserve the Business and the Assets;

      (b) there has not been any change in the Condition of the Business other than changes in the Ordinary Course, and such changes have not, either individually or in the aggregate had, nor may they be reasonably expected to have, either before or after the Closing Time, a material adverse effect on the Condition of the Business;

      (c) to the knowledge of the Vendor and FuelCell, there has not been any change in, or creation of, any applicable Law, any termination, amendment or revocation of any Licence or any damage, destruction, loss, labour dispute or other event, development or condition of any character (whether or not covered by insurance) which has had, or could have, a material adverse effect on the Condition of the Business;

      (d) there has not been any change in the accounting principles, policies, practices or procedures of the Corporation;

      (e) the Corporation has not transferred, assigned, sold or otherwise disposed of any of the Assets or cancelled any debts or claims except in the Ordinary Course;

      (f) the Corporation has not settled any, claim, dispute, proceedings, suit or appeal pending against it or against any of the Assets;

      (g) the Corporation has not discharged or satisfied any Encumbrance, or paid any obligation or liability (fixed or contingent) other than liabilities included in the Corporation Financial Statements and liabilities incurred since December 31, 2003 in the Ordinary Course;

      (h) the Business has not suffered an operating loss or any extraordinary loss;

      (i) the Corporation has not made any material change in the method of billing customers of the Business or the credit terms made available to customers of the Business except in the Ordinary Course;

      (j) the Corporation has not made any material change with respect to any method of management operation or accounting in respect of the Business except in the Ordinary Course;

      (k) the Corporation has not waived or omitted to take any action in respect of any rights of substantial value or entered into any commitment or transaction if such loss, rights, commitment or transaction is or would be material in relation to the Assets or the Business;

      (l) the Corporation has not hired or dismissed any employees of the Business except in the Ordinary Course;

      (m) the Corporation has not increased the compensation paid or payable to the current employees of the Business or increased the benefits to which such employees are entitled under any benefit or pension plan or created any new benefit or pension plan for any such employees or made any commitment to do any of the foregoing except in the Ordinary Course;

      (n) except for Permitted Encumbrances, the Corporation has not created any Encumbrance on any of the Assets or suffered or permitted any such Encumbrance that has arisen on the Assets since that date to remain;

      (o) the Corporation has not issued or sold any common shares or bonds, debentures or other securities of the Corporation or issued, granted or delivered any right, option or other commitment for the issuance of any such securities of the Corporation;

      (p) the Corporation has not declared or paid any dividend or other distribution in respect of any shares in its capital or purchased or redeemed any such shares; or

      (q) the Corporation has not authorized or agreed or otherwise become committed to do any of the foregoing.

(16)  MATERIAL CONTRACTS.

      The Disclosure Letter contains a complete and correct list of all Material Contracts to which the Corporation or any of its subsidiaries is a party or by which any of them are bound. The Material Contracts are all in good standing and in full force and effect with no amendments except as disclosed in the Disclosure Letter. All of the Material Contracts are valid and binding obligations of the parties thereto enforceable in accordance with their respective terms. The Corporation has complied with all material terms thereof, has paid all amounts due thereunder, has not waived any rights thereunder and no default or breach exists in respect thereof on the part of the Corporation or its subsidiaries and to the knowledge of the Vendor and FuelCell, of any of the other parties thereto and no event has occurred which, after the giving of notice or the lapse of time or both, would constitute such a default or breach on the part of the Corporation and its subsidiaries and to the knowledge of the Vendor and FuelCell, on the part of any of the other parties. All amounts payable to the Corporation under the Material Contracts are still due and owing to the Corporation. The Corporation is not a party to any Material Contract which it does not have the capacity to perform, including the necessary personnel, equipment and supplies. True and complete copies of all of the Material Contracts, or where such Contracts are oral, true and complete written summaries of the terms thereof, have been furnished to or made available to the Purchaser. The Vendor and FuelCell have no knowledge that any customer intends to make any claims under any currently outstanding warranty or performance guarantee and the Vendor and FuelCell are not aware of any fact or circumstance which could reasonably be expected to result in such a claim.

(17)  CUSTOMERS AND SUPPLIERS.

      Since December 31, 2003, there has been no termination or cancellation of, and no material modification or change in, the business relationship with any customer or group of customers which singly or in the aggregate provided more than 10% of the consolidated gross revenues of the Business for the period ended December 31, 2003. The Vendor and FuelCell have no reason to believe that the benefits of any relationship with any of the customers or suppliers of the
Business will not continue on the terms identified in the agreements establishing such relationships after the Closing Date in substantially the same manner as prior to the date hereof, assuming the completion of the Closing.

(18)  WARRANTY.

      Neither the Corporation nor its subsidiaries has given any guarantee or warranty in respect of any of the products or services provided by it, except warranties made in the Ordinary Course. To the knowledge of the Vendor and FuelCell, the Corporation and its subsidiaries have no financial liability not covered by the warranty reserves which are reflected in the Corporate Financial Statements as a result of claims by customers relating to any product manufactured, distributed or sold by the Corporation or its subsidiaries prior to the Closing, whether or not such claim relates to products that are defective, improperly designed, improperly manufactured or in breach of any express or implied product warranty. The Vendor has furnished or made available to the Purchaser the Corporation's standard form product warranty provided to customers and, except as set forth in the Disclosure Letter, no such product warranty relating to a Contract for the sale of goods or services worth more than $200,000 differs from the standard form in any material respect. The Vendor and FuelCell have no knowledge that any customer intends to make any claims under any currently outstanding warranty or performance guarantee and the Vendor and FuelCell are not aware of any fact or circumstance which could reasonable be expected to result in such a claim.

(19)  PRODUCT LIABILITY.

      To the knowledge of the Vendor and FuelCell, neither the Corporation nor any subsidiary shall have any financial liability after the Closing not covered by insurance as a result of any action, suit, litigation, arbitration, proceeding or governmental proceeding relating to any product manufactured, distributed or sold by the Corporation or any subsidiary prior to the Closing which is defective or alleged to be defective.

(20)  RESTRICTIONS ON BUSINESS.

      The Corporation is not a party to any agreement, lease, mortgage, security document, obligation or instrument, or subject to any restriction in the articles, its bylaws or its directors' or shareholders' resolutions or to the Vendor and FuelCell's knowledge is subject to any restriction imposed by any Governmental Entity or subject to any applicable Law or order which could restrict or interfere with the conduct of the Business or which could limit or restrict or otherwise adversely affect the Purchased Shares or the Business, other than statutory provisions and statutory restrictions of general application to the Business.

(21)  CONDITION OF ASSETS.

      All tangible Assets are in good working condition and good repair and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations and to the knowledge of the Vendor and FuelCell all such Assets comply with all standards and requirements of all applicable Governmental Entities.

(22)  NECESSARY ASSETS.

      The Assets are adequate for the conduct of the Business as usually conducted. No other Person owns any assets which are being used in or are reasonably necessary to carry on the Business in the Ordinary Course except assets leased or licensed to the Corporation or its subsidiaries.

(23)  INSURANCE.

      The Corporation and its subsidiaries are insured by insurers, reasonably believed by the Vendor and FuelCell to be of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customary in the businesses in which the Business is engaged. The Vendor has furnished or made available to the Purchaser accurate particulars of the policies of insurance maintained by the Corporation and its subsidiaries as of the date hereof, including the name of the insurer, the risks insured against and the amount of coverage, and all such policies will continue in effect without alteration or loss in coverage in connection with the consummation of the transactions contemplated by this Agreement. All such policies are in full force and effect. None of the Corporation or its subsidiaries or, to the knowledge of the Vendor and FuelCell, any of the other parties thereto, is in default or breach of, whether as to the payment of premiums or otherwise, nor has the Corporation or its subsidiaries received any notice of material default or termination under, any such policy and, to the knowledge of the Vendor and FuelCell, there exists no state of facts which after notice or lapse of time or both would constitute such a material default or breach. There is no reason to believe that any of the existing insurance policies of the Corporation and its subsidiaries will not be renewed by the insurer upon the scheduled termination date of the policy or will be renewed by the insurer only on the basis that there will be a material increase in the premiums payable in respect of the policy. True and complete copies of all the existing insurance policies of the Corporation and its subsidiaries have been made available to the Purchaser.

(24)  BOOKS AND RECORDS.

      (a)  The  books,   records  and  accounts  of  the   Corporation  and  its
subsidiaries, in all material respects:

           (i) have been maintained in accordance with good business practices on a basis consistent with prior years;

           (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Corporation and its subsidiaries; and

           (iii) accurately and fairly reflect the basis for the Corporation Financial Statements.

      (b) The Corporation has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

           (i) transactions are executed in accordance with management's general or specific authorization; and

           (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and (B) to maintain accountability for assets.

(25)  LITIGATION; INVESTIGATIONS.

      There is no claim, action, proceeding or investigation pending or, to the knowledge of the Vendor and FuelCell, threatened against or relating to the Corporation or any of its subsidiaries or affecting any of their properties, licences or assets before any court or Governmental Entity or regulatory authority or body, nor to the Vendor and FuelCell's knowledge is there any basis for any such claim, action, proceeding or investigation. Neither the Corporation nor any of its subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree.

(26)  ENVIRONMENTAL MATTERS.

      Except for any matters arising out of the Bassano Condition:

      (a) There are no environmental conditions or circumstances, such as the presence or Release of any Hazardous Substance, existing on, at, under, to or from any property presently or, to the knowledge of the Vendor and FuelCell previously, owned, operated or leased by the Corporation or any of its subsidiaries.

      (b) The Corporation's and its subsidiaries' operations and the ownership, operation or use of their assets are currently, and have at all times been, in compliance with all applicable Environmental Laws, except for such non-compliance that would not cause a Material Adverse Effect.

      (c) The Vendor has not arranged for any other Person to handle or Release any Hazardous Substance at, on, under, from or to any other location, except in each case in a manner that would not reasonably be expected to give rise to any liability under any applicable Environmental Law.

      (d) No written notice has been served on the Corporation or any of its subsidiaries from any Governmental Entity or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any applicable Environmental Laws.

      (e) The Vendor does not know of any reason that would preclude the Corporation from renewing or obtaining a reissuance of the material permits, licences or other authorizations required pursuant to any applicable Environmental Laws to own, operate or use any of the Corporation's or any of its subsidiaries' assets for their current purposes and uses.

      (f) The Vendor has provided or made available to the Purchaser, complete and correct copies of all material environmental reports, assessments (including all environmental site assessments), soil and groundwater sampling results and other documents in the Corporation's possession or control (excluding documents which are subject to solicitor-client privilege) relating to the presence or alleged presence of Hazardous Substances at, on or affecting any real property currently or formerly owned, leased or operated by the Corporation.

(27)  TITLE TO PROPERTIES.

      Except for goods and other property sold, used or otherwise disposed of since December 31, 2003 in the Ordinary Course for fair value and for the Permitted Transactions, the Corporation and its subsidiaries have good, defensible, and marketable title to all of their respective properties, including real property owned or leased, interests in properties and assets, real and personal (the "CORPORATION PROPERTY"), reflected in the Corporation Financial Statements, free and clear of any Encumbrance, except: (a)
Encumbrances reflected in the Corporation Financial Statements, all of which Encumbrances are in good standing; (b) Permitted Encumbrances; and the Corporation and its subsidiaries are the legal and beneficial owners of the Corporation Property. All leases pursuant to which the Corporation or any of its subsidiaries leases (whether as lessee or lessor) any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by the tenants under such leases, or by the Corporation or any of its subsidiaries. The buildings and premises (including the roofs and structural elements thereof, the mechanical, electrical, heating and plumbing systems and all equipment necessary for the operation thereof) of the Corporation and each of its subsidiaries that are used in the Business are in good operating condition and repair, subject only to ordinary wear and tear.

(28)  ZONING AND OTHER MATTERS RELATING TO REAL PROPERTY.

      (a) The buildings and other structures located on the Corporation Property and the operation and maintenance thereof, as now operated and maintained, comply in all material respects with all applicable Laws, municipal or otherwise; none of such buildings or other structures encroaches upon any land not owned or leased by the Corporation or its subsidiaries; and there are no restrictive covenants, municipal by-laws or other Laws which in any way restrict or prohibit the use of the Corporation Property or such buildings or structures for the purposes for which they are presently being used.

      (b) The real property and leased premises comprising the Corporation Property are zoned to permit their current uses and all buildings and other structures located on the Corporation Property comply in all material respects with the bylaws and building codes of each municipality in which they are situate.

      (c) The Vendor and FuelCell are not aware of any plans, studies, notices of intent or pending bylaws which, if implemented, could change the land use designation of the Corporation Property.

      (d)  There  are  no  expropriation  or  similar  proceedings,   actual  or
threatened, of which the Vendor has received notice against any of the Corporation Property or any part thereof.

      (e) No buildings or other structures located on the Corporation Property contain any friable asbestos.

      (f) The real property and any leased premises comprising the Corporation Property are fully serviced to permit the Business to be carried on as currently conducted.

      (g) There are no options to purchase, rights of first refusal, or other preferential purchase rights or purchase agreements in favour of any third party to purchase the Corporation Property or any part thereof nor any agreements or arrangements capable of becoming any such option, right or agreement other than the Permitted Transactions.

      (h) Each and every outstanding development agreement or other agreement with any Governmental Entity in relation to the Corporation Property, if any, has been fully complied with and satisfied and, subject only to the passing of time, shall be released or discharged without conditions.

      (i) Other than financing against the Corporation Property disclosed in the Corporation Balance Sheet, the Corporation does not have any indebtedness to any person that might by operation of Law or otherwise constitute an Encumbrance against the Corporation Property or any part thereof or which could affect the right of either party, to own, occupy and obtain the revenue from the Corporation Property.

      (j) There are no contracts or agreements associated with the Corporation Property in respect of which the Corporation will incur any liability whatsoever as a result of the transactions contemplated under this Agreement except as disclosed in the Disclosure Letter.

      (k) Except as disclosed in the Disclosure Letter in respect of the Bassano Condition, there are no work orders, deficiency notices, notices of violation or other written notices from any Governmental Entity, board of fire insurance underwriters or anyone else advising of any violation or breach of any Law or regulation or of any permit, license or approval or stating that any repair, work or change is necessary, recommended or required to the Corporation Property or any improvements thereon, nor stating that the Corporation is not entitled to carry out any of the activities carried out on the Corporation Property or any improvements thereon in the manner that such are currently carried out.

      (l) The Corporation holds no registered or beneficial interest, directly or indirectly, in any lands adjoining or having a common boundary with any of the Corporation Property.

      (m) The Corporation Property or any part thereof is not subject to any designation or pending designation or otherwise restricted in any manner whatsoever pursuant to the Historical Resources Act (Alberta) (such restrictions including, without limitation, designation of the Corporation Property as a "Heritage Site" thereunder).

      (n) The Corporation is not a "foreign controlled corporation" as such phrase is defined by the Foreign Ownership of Land Regulations and/or regulations from time to time enacted under the Agricultural and Recreational Land Ownership Act (Alberta).

      (o) There are no security deposits, damage deposits or prepaid rents outstanding from or owing to any tenants of the Corporation Property and none of the leases contain provisions pursuant to which tenants may be entitled to occupy the premises demised to them, or any other premises, on a rent-free or rent-reduced basis.

      (p) The leases relating to the Corporation Property are in full force and effect have not been surrendered and contain the entire and only agreement between the Corporation or its subsidiaries, and the landlords or tenants, as the case may be, with respect to the premises demised or any other portions of the Corporation Property.

(29)  TAXES.

      (a) The Corporation and its subsidiaries have timely filed, or caused to be filed, all Tax Returns required to be filed by them prior to the date hereof (all of which Tax Returns were correct and complete in all material respects) and have paid, or caused to be paid, all Taxes, including any instalments or prepayments of Taxes, that are due and payable prior to the date hereof and the Corporation and its subsidiaries have provided adequate accruals in accordance with GAAP in the Corporation Financial Statements for any Taxes for the period covered by such financial statements and all prior periods that have not been paid, whether or not shown as being due on any Tax Returns. The Corporation and its subsidiaries have made adequate provision in the Corporation's and its subsidiaries' books and records for any Taxes accruing in respect of any period subsequent to the period covered by such financial statements and, except to the extent provided for in the Corporate Financial Statements, neither the Corporation nor its subsidiaries is liable for any Taxes at the date hereof or for the payment of any instalment in respect of Taxes due in respect of its current taxation year and, except as aforesaid, no such Taxes are required to be provided for.

      (b) The Corporation and its subsidiaries have withheld from all payments made by them, or otherwise collected, all material amounts in respect of Taxes required to be withheld therefrom or collected by them prior to the date hereof, and have remitted same to the applicable Governmental Entity within the required time periods. Neither the Corporation nor any of its subsidiaries has any liability for the Taxes of any other Person.

      (c) Neither the Corporation nor any of its subsidiaries has received any written notification that any material issues have been raised (and are currently pending) by the Canada Customs and Revenue Agency, the United States Internal Revenue Service (the "IRS") or any other taxing authority, including, without limitation, any state, provincial, or local tax authority, in connection with any of the Tax Returns referred to above. No waivers of statutes of limitations have been given or requested with respect to the Corporation or any subsidiary. All Tax Liability of the Corporation and its subsidiaries has been assessed for all fiscal years up to and including the fiscal year ended December 31, 2002. To the knowledge of the Vendor and FuelCell, there are no material proposed (but unassessed) additional Taxes with respect to the Corporation or any subsidiary and none has been asserted. No Tax liens have been filed other than for Taxes not yet due and payable.

      (d) The Corporation has not claimed and will not claim any reserve under any one or more of subparagraph 40(l)(a)(iii), or paragraphs 20(l)(m) or 20(l)(n) of the Tax Act or any equivalent provincial provision, if any such amount could be included in the Corporation's income for any period ending after Closing.

      (e) The Corporation has remitted all Canada Pension Plan contributions, unemployment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees and has or will have remitted such amounts to the proper Governmental Entity within the time required by applicable Law. The Corporation has charged, collected and remitted on a timely basis all Taxes as required by applicable Law on any sale, supply or delivery whatsoever, made by the Corporation.

      (f) None of sections 78, 80, 80.01,  80.02, 80.03 or 80.04 of the Tax Act,
or any equivalent provision of the taxation legislation of any applicable province of Canada, has applied to the Corporation or to the subsidiary to be incorporated by the Corporation and to the partnership formed in connection with the Permitted Transactions or could apply as a result of transactions that occurred prior to the Closing Date.

      (g) The Corporation is duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax, and its registration number is 102120607-RT0001 and the subsidiary to be incorporated by the Corporation and to the partnership formed in connection with the Permitted Transactions will be duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax.

      (h) No claim has ever been made by a Governmental Entity in respect of Taxes in a jurisdiction where the Corporation does not file Tax Returns that the Corporation is or may be subject to Tax by that jurisdiction.

      (i) FCE Canada is not a non-resident of Canada, for the purposes of the Tax Act. The Corporation is a private corporation, for the purposes of the Tax Act.

      (j) The Corporation has never made or filed any election under section 85 of the Tax Act or any equivalent provincial provision. The Corporation shall not file any such election before the time of Closing.

(30)  NON-ARM'S LENGTH TRANSACTIONS.

      (a) None of the Corporation or its subsidiaries has made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee or shareholder of such company or any Person not dealing with such officer, director, employee or shareholder at arm's length or any Affiliate of any of the foregoing, except as disclosed in the Corporation Financial Statements or except for usual compensation paid in the Ordinary Course.

      (b) None of the Corporation or its subsidiaries has outstanding any loan or other extension of credit, nor any agreement or commitment to make any loan or extension of credit, in each case in the form of a personal loan, to any director or senior officer of the Corporation or its subsidiaries.

      (c) Except for Contracts made solely between the Corporation and its subsidiaries and except for agreements relating to employee benefits generally available to employees of the Corporation, none of the Corporation or its subsidiaries is a party to any Contract with any officer, director, employee or shareholder of such company or any Person not dealing with such officer, director, employee or shareholder at arm's length or any Affiliate of any of the foregoing.

(31)  EMPLOYEES.

      The Disclosure Letter lists and identifies:

      (a) the names and titles of all of the employees of the Corporation and its subsidiaries in relation to the Business;

      (b)   all written  contracts  between the Corporation or its  subsidiaries
            and  any  employees  in  relation  to  the   Business,   other  than
            non-disclosure agreements;

      (c) all agreements between the Corporation and its subsidiaries and any employees in relation to the Business which would or could reasonably be expected to trigger enhanced payments, benefits or rights to such employees as a result of the consummation of the transactions contemplated by this Agreement, and an accurate description of the material terms and conditions contained therein except for employee stock option plans;

      (d) the rate of annual remuneration of each employee in relation to the Business at the date hereof, any bonuses paid since the end of the last completed financial year and all other bonuses or incentive schemes to which such employees may be entitled;

      (e) the names of all retired employees of the Corporation in relation to the Business who are entitled to benefits from the Corporation and the nature of such benefits;

      (f) the names of all non-active employees in relation to the Business, the reason they are non-active, whether they are expected to return to work and if so, when, and the nature of any benefits to which such non-active employees are entitled from the Corporation; and

      (g) the names of all contractors who provide services to the Corporation in respect of the Business.

      Except as disclosed in the Disclosure Letter, no employee of the Corporation in respect of the Business is employed under a contract which cannot be terminated by the Corporation or its subsidiaries with or without notice, except for those employees or contractors who are employed on indefinite hirings requiring reasonable notice of termination by applicable Law. Except as described in the Disclosure Letter, all employees employed by the Corporation or its subsidiaries in respect of the Business as salespersons are employed on a full-time basis.

      The Corporation and its subsidiaries are in material compliance with all pay equity, and employment equity and occupational health and safety legislation applicable to its employees. The Vendor has made available to the Purchaser true and complete copies of all permits issued under employment standards legislation and such permits are listed in the Disclosure Letter. The Corporation and its subsidiaries have been operated in compliance in all material respects with such permits.

(32)  EMPLOYEE PLANS.

      (a) Except as set forth in the Disclosure Letter, the Corporation is not a party to or bound by, nor does the Corporation have any liability or contingent liability with respect to, any Employee Plans that are material to the Business and that impose any binding legal obligation on the Corporation. The Disclosure Letter contains a true and complete list of each Employee Plan. The Disclosure Letter also identifies each of the Employee Plans that is a pension plan that is required to be registered with a Governmental Entity. Except as set forth in the Disclosure Letter, the Corporation has no formal plan or commitment, whether legally binding or not, to create any additional Employee Plan or to modify or change any existing Employee Plan that would affect any employee or former employee of the Corporation, except such modification or amendment as may be required to be made to secure the continued registration of any existing Employee Plan with each applicable Governmental Entity.

      (b) With respect to each of the Employee Plans, the Vendor has made available to the Purchaser true and complete copies of each of the following documents:

            (i)   a  copy  of  the  Employee  Plan   (including  all  amendments
                  thereto);

            (ii) a copy of the most recent employee handbook relating to the Employee Plan;

            (iii) if the  Employee  Plan is funded  through a trust or any third party funding arrangement, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and

            (iv) all contracts relating to the Employee Plans with respect to which the Corporation may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements.

      (c) The Corporation is not party to any multi-employer pension plan as defined under the provisions of any applicable Law.

      (d) Except as set forth in the Disclosure Letter, no Employee Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current employees or former employees of the Corporation beyond retirement or other termination of service, other than:

            (i)   coverage required by Applicable Law;

            (ii)  death or retirement benefits under any pension plan;

            (iii) deferred  compensation  benefits accrued as liabilities in the
                  Corporation Financial Statements; or

            (iv) benefits the full cost of which is borne by the Employee or former employee (or his beneficiary).

      (e) To the knowledge of the Vendor and FuelCell, there are no pending or threatened claims in respect of the Employee Plans (other than routine claims for benefits).

      (f) With respect to each Employee Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Corporation as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Time. With respect to each funded Employee Plan not funded through an insurance policy, the Corporation has either fully funded such Employee Plan through a trust or has made appropriate provision for all of the Corporation's liability thereunder in the Corporation Financial Statements.

      (g) To the knowledge of the Vendor and FuelCell, nothing has occurred which would reasonably be expected to result in the revocation of the registration of any pension plan under the Tax Act and any applicable provincial pension legislation. To the knowledge of the Vendor and FuelCell, all amounts paid by the Corporation under the provisions of any pension plans will be deductible for income tax purposes.

(33)  LABOUR MATTERS.

      Neither the Corporation nor any of its subsidiaries is bound by or a party to any collective bargaining agreements with any trade union, counsel of trade unions, employee bargaining agent or affiliated bargaining agent (collectively, "LABOUR REPRESENTATIVES"), and neither the Corporation nor any of its subsidiaries has conducted any negotiations with respect to any such future collective agreements; no labour representatives hold bargaining rights with respect to any employees; to the knowledge of the Vendor and FuelCell there are no current or threatened attempts to organize or establish any trade union or employee association with respect to the Corporation or any of its subsidiaries; there is no strike, slowdown, lockout, shutdown, work stoppage, unfair labour practice complaint, successor rights or common employer proceeding or other formal grievance existing against the Corporation or any of its subsidiaries.

(34)  OCCUPATIONAL HEALTH AND SAFETY.

      The Vendor has made available to the Purchaser all inspection reports under Occupational Health and Safety Legislation relating to the Corporation. There are no outstanding inspection orders nor any pending or threatened charges made under any Occupational Health and Safety Legislation relating to the Corporation or the Business. There have been no fatal or critical accidents within the last year which would reasonably be expected to lead to charges under Occupational Health and Safety Legislation. The Corporation has complied in all respects with any orders issued under Occupational Health and Safety Legislation. There are no appeals of any orders under Occupational Health and Safety Legislation relating to the Corporation which are currently outstanding.

(35)  WORKERS' COMPENSATION.

      There are no notices of assessment, provisional assessment, reassessment, supplementary assessment, penalty assessment or increased assessment (collectively, "assessments") or any other communications related thereto which the Corporation has received from any workers' compensation board or similar authorities in any jurisdictions where the Business is carried on and there are no assessments which are unpaid on the date hereof or which will be unpaid at the Closing Date and there are no facts or circumstances which would reasonably be expected to result in a increase in liability to the Corporation from any applicable workers' compensation legislation, regulations or rules after the

Closing Date. To the knowledge of the Vendor and FuelCell, there are no claims or potential claims which may adversely affect the Corporation's accident cost experience.

(36)  COMPLIANCE WITH LAWS.

      Each of the Corporation and its subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees. Without limiting the generality of the foregoing, all securities of the Corporation have been issued in compliance with all applicable securities Laws.

(37)  RESTRICTIONS ON BUSINESS ACTIVITIES.

      There is no agreement, judgment, injunction, order or decree binding upon the Corporation or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of the Corporation or any of its subsidiaries, any acquisition of property by the Corporation or any of its subsidiaries or the conduct of business by the Corporation or any of its subsidiaries as currently conducted.

(38)  BANK ACCOUNTS.

      The name of each bank or other depository in which the Corporation maintains any bank account, trust account or safety deposit box is set forth in the Disclosure Letter, along with the names of all persons authorized to draw thereon or who have access thereto.

(39)  SECURITIES LEGISLATION.

      The Corporation is a private company within the meaning of the Securities Act (Alberta) and the sale of the Purchased Shares by the Vendor to the Purchaser will be made in compliance with all applicable securities LEGISLATION.

(40)  ILLEGAL PAYMENTS.

      To the knowledge of the Vendor and FuelCell, neither the Corporation, its subsidiaries nor their respective directors, officers, employees, agents and representatives have engaged in any practice or conduct that is prohibited under the Corruption of Foreign Public Officials Act (Canada).

(41)  DISCLOSURE.

      No representation or warranty made by the Vendor and FuelCell in this Agreement (i) contains any untrue statement of a material fact in respect of the Vendor and FuelCell, the affairs, operations or condition of the Corporation, the Assets or the Business, or (ii) to the knowledge of the Vendor and FuelCell omits any statement of a material fact necessary in order to make the statement in respect of the Vendor and FuelCell, the affairs, operations or condition of the Corporation, the Assets or the Business contained herein or therein not misleading. There is no fact known to the Corporation or the Vendor and FuelCell which materially and adversely affects the affairs, operations or condition of the Corporation, the Assets or the Business which has not been set forth in this Agreement.

                                   ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND ROCKWOOD

SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND ROCKWOOD.

      The Purchaser and RockWood represent and warrant as follows to the Vendor and FuelCell and acknowledge and confirm that the Vendor and FuelCell are relying on such representations and warranties in connection with the sale by the Vendor and FuelCell of the Purchased Shares:

(1) INCORPORATION AND CORPORATE POWER. The Purchaser and RockWood are corporations incorporated and existing under the laws of Alberta and New York, respectively, and have the corporate power and authority to enter into and perform their obligations under this Agreement and each of the Ancillary Agreements to which they are parties;

(2) VALIDITY OF AGREEMENT. The execution, delivery and performance by the Purchaser and RockWood of this Agreement and each of the Ancillary Agreements to which they are parties:

      (a) Have been duly authorized by all necessary corporate action on the part of the Purchaser and RockWood;

      (b) Do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, any of the terms or provisions of their constating documents or by-laws or any contracts or instruments to which they are a party or pursuant to which any of their assets or property may be affected; and

      (c)   Will not result in the violation of any Law;

(3) EXECUTION AND BINDING OBLIGATION. This Agreement and each of the Ancillary Agreements to which the Purchaser and RockWood are parties have been duly executed and delivered by the Purchaser and RockWood and constitute legal, valid and binding obligations of the Purchaser and RockWood, enforceable against it in accordance with their respective terms subject only to any limitation under applicable laws relating to (i) bankruptcy, insolvency, arrangement or other similar laws of general application affecting creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies; and

(4) PURCHASER'S FINANCING. The Purchaser has made arrangements to have sufficient funds to acquire the Purchased Shares and will have sufficient funds to acquire the Purchased Shares on Closing.

(5)   DISCLOSURE.   The   Purchaser   and   RockWood   are  not   aware  of  any
      misrepresentation or breach of warranty made by the Vendor or FuelCell in this Agreement.

                                   ARTICLE 5
                      PRE-CLOSING COVENANTS OF THE PARTIES

SECTION 5.1 CONDUCT OF BUSINESS PRIOR TO CLOSING.

(1) During the Interim Period, the Vendor and FuelCell will cause the Corporation to conduct the Business in the Ordinary Course.

(2) Without limiting the generality of Section 5.1(1), during the Interim Period the Vendor and FuelCell will cause the Corporation to:

      (a) use its best efforts to keep available the services of the employees in respect of the Business and maintain good relations with, and the goodwill of, suppliers, customers, landlords, creditors, distributors and all other Persons having business relationships with the Business;

      (b) confer with the Purchaser concerning operational matters related to the Business of a material nature;

      (c) except for as contemplated in respect of the Permitted Transactions, use reasonable efforts consistent with past practice to retain possession and control of the Assets and preserve the confidentiality of any confidential or proprietary information of the Business;

      (d) maintain in force its current policies of insurance and will pay all premiums in respect of such insurance policies that become due after the date hereof; and

      (e) conduct the Business in such a manner that on the Closing Date, the representations and warranties of the Vendor contained in this Agreement shall be true, correct and complete as if such representations and warranties were made on and as of such date.

(3) Without limiting the generality of Section 5.1(1), during the Interim Period the Vendor and FuelCell, except as contemplated in respect of the Permitted Transactions, shall not cause or permit the Corporation or any of its subsidiaries to:

      (a) (i) amend its articles or by-laws; (ii) declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, shares or property) in respect of its outstanding shares;
            (iii) issue or agree to issue any shares, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares; (iv) redeem, purchase or otherwise acquire any of its outstanding shares or other securities; (v) split, combine or reclassify any of its shares; (vi) adopt a plan of liquidation or resolutions providing for its liquidation, dissolution, merger, consolidation or reorganization; or (vii) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

      (b)   without prior  consultation  with and the consent of the  Purchaser, such consent not to be unreasonably withheld, directly or indirectly: (i) sell, pledge, dispose of or encumber any Assets having an individual value in excess of $25,000 other than in the Ordinary Course; (ii) expend or commit to expend any amounts with respect to any operating expenses other than in the Ordinary Course;
            (iii) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof, or make any investment therein either by purchase of shares or securities, contributions of capital or property transfer; (iv) acquire any assets with an acquisition cost in excess of (A) $25,000 individually, other than in the Ordinary Course, or (B) $50,000 in the aggregate other than in the
            Ordinary Course; (v) incur any indebtedness for borrowed money in excess of existing credit facilities, or any other material liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise become responsible for, the obligations of any other individual or entity, or make any loans or advances, other than in respect of fees payable to legal, financial and other advisors in the Ordinary Course or in respect of the transactions contemplated by this Agreement; (vi) authorize, recommend or propose any release or relinquishment of any right under any Material Contract; (vii) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing Material Contract; (viii) enter into or terminate any derivative transactions or other financial instruments or like transactions; or (ix) authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing;

      (c) make any payment to any employee, officer or director of the Corporation in respect of the Business outside of their ordinary and usual compensation for services provided other than as disclosed to the Purchaser prior to the date hereof;

      (d) grant any officer, director or employee an increase in compensation in any form, except as specifically provided by the terms governing their relationship with the Corporation, take any action with respect to the amendment or grant of any severance or termination pay policies or arrangements for any directors, officers or employees, or make any loan to any officer, director or any other party not at arm's length;

      (e) adopt or amend or make any contribution to any Employee Plan for the benefit of employees, except as is necessary to comply with the law or with respect to existing provisions of any such plans, programs, arrangements or agreements;

      (f) pay, discharge, settle or satisfy any (i) material obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the Ordinary Course or (ii) material litigation or overtly threatened material litigation;

      (g) except as contemplated herein, plan, announce, implement or effectuate any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees in respect of the Business, other than routine terminations of individual employees in the Ordinary Course;

      (h) take any action or knowingly omit to take any action which constitutes a violation of any material permit, license or other right of the Corporation or any of its subsidiaries, which violations would result in, individually or in the aggregate, the modification, suspension, cancellation, termination of any one or more material permits, licenses or other rights of the Corporation or its subsidiaries related to the Business or would otherwise have a material adverse effect on the Business;

      (i) enter into any new material line of business or enter into any agreement that contains covenants that restrict or purport to restrict the Corporation's or any of its subsidiaries' ability to compete with any Person or to conduct any business or line of business; or

      (j) take any action or refrain from taking any action inconsistent with this Agreement, which might reasonably be expected to directly or indirectly interfere or affect the consummation of the transactions contemplated hereby.

(4) The Parties acknowledge that prior to Closing, the Vendor and FuelCell agree that they shall cause:

      (a) the Corporation and a subsidiary to be formed by the Corporation to form a partnership (the "PARTNERSHIP") under the laws of Alberta. On formation, the Corporation and the newly formed subsidiary will each contribute a nominal amount of cash to the Partnership;

      (b) the Corporation to contribute all of its assets (except cash that will not form part of the working capital of the Business and except the Corporation's share in its U.S. subsidiary) to the Partnership in consideration for the assumption by the Partnership of all of the Corporation's liabilities and in consideration for the issuance by the Partnership to the Corporation of an additional partnership interest;

      (c) the Partnership to sell the fuel cell technology and related assets to the Vendor in consideration for a demand promissory note (the "NOTE"), the assumption of the related liabilities and 100,000 preferred shares of the Vendor;

      (d) the Partnership to distribute the Note and 100,000 preferred shares of the Vendor to the Corporation as a return of partner capital;

      (e) the Corporation to purchase for cancellation all of the common shares held by FuelCell in an amount equal to the Corporation's cash, a portion of the Note and 68,470 preferred shares of the Vendor;

      (f) the Corporation to amend its articles to provide for the right of existing Preferred Shares, Series 2 to (1) be redeemed prior to Closing and for such redemption to occur; or (ii) to be converted into common shares and for such conversion to occur;

      (g) the Corporation to return capital to the Vendor or purchase for cancellation a portion of the common shares held by the Vendor in an amount equal to the remaining portion of the Note and 31,530 preferred shares of the Vendor; and

      (h) all employees who are not employees of the Corporation in respect of the Business to cease to be employees of the Corporation or its subsidiaries.

      (collectively, the "PERMITTED TRANSACTIONS"). The Purchaser and its counsel shall be provided with and afforded the opportunity to review and approve of the form of documentation used to effect the Permitted Transactions prior to its execution, such approval not to be unreasonably withheld.

SECTION 5.2 ACCESS TO INFORMATION.

(1) The Vendor and FuelCell shall (i) permit the Purchaser and its employees, agents, counsel, accountants or other representatives, lenders and potential lenders between this date and the Closing, without undue interference to the ordinary conduct of the Business, to have reasonable access during normal business hours and upon reasonable notice to (w) the premises of the Corporation, (x) the Assets and, in particular to any information, including all Books and Records whether retained by the Vendor, the Corporation or otherwise, (y) all Contracts, and (z) the senior personnel of the Corporation, and (ii) furnish to the Purchaser or its employees, agents, counsel, accountants or other representatives, lenders and potential lenders such financial and operating data and other information with respect to the Assets and the Corporation as the Purchaser shall from time to time reasonably request.

(2) Until the Closing and in the event of termination of this Agreement without Closing, the Purchaser will keep confidential any information obtained from the Vendor, FuelCell, the Corporation or their respective agents and representatives, unless such information (i) is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement, (ii) becomes available to the Purchaser on a non-confidential basis from a source other than the Vendor, FuelCell the Corporation or their respective agents and representatives, unless the Purchaser knows that such source is prohibited from disclosing the information to the Purchaser by a contractual, fiduciary or other legal obligation to the Vendor, FuelCell or the Corporation, or (iii) was known to the Purchaser on a non-confidential basis before its disclosure to the Purchaser by the Vendor, FuelCell, the Corporation or their respective agents and representatives. In the event the Purchaser is required by Law to disclose any confidential information, the Purchaser will, to the extent not prohibited by applicable Law, provide the Vendor and FuelCell with prompt notice of such requirements so that the Vendor and FuleCell may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 5.2(2). Subject to the next sentence, if this Agreement is terminated, promptly after such termination the Purchaser will return or cause to be returned or destroyed all documents, work papers and other material (whether in written, printed, electronic or computer printout form and including all copies) obtained from the Vendor, FuelCell, the Corporation or their respective agents and representatives in connection with this Agreement and not previously made public.

SECTION 5.3 ACTIONS TO SATISFY CLOSING CONDITIONS.

(1) The Vendor and FuelCell shall take all such actions as are within their power to control and to use their best efforts to cause other actions to be taken which are not within their power to control, so as to ensure compliance with all of the conditions set forth in Section 6.1 including ensuring that during the Interim Period and at Closing, there is no breach of any of their representations and warranties.

(2) The Purchaser and Rockwood shall take all such actions as are within their power to control and to use their best efforts to cause other actions to be taken which are not within their power to control, so as to ensure compliance with all of the conditions set forth in Section 6.2 including ensuring that during the Interim Period and at Closing, there is no breach of any of their representations and warranties.

SECTION 5.4 TRANSFER OF THE PURCHASED SHARES.

      The Vendor shall take all necessary steps and corporate proceedings to permit good title to the Purchased Shares to be duly and validly transferred and assigned to the Purchaser at the Closing, free of all Liens and other Encumbrances other than the restrictions on transfer, if any, contained in the articles of the Corporation.

SECTION 5.5 REQUEST FOR CONSENTS.

      The Vendor and FuelCell will use all reasonable efforts to obtain, prior to Closing, all Consents. Such Consents shall be upon such terms as are acceptable to the Purchaser, acting reasonably. The Purchaser and RockWood will take reasonable steps to co-operate in obtaining such Consents.

SECTION 5.6 FILINGS AND AUTHORIZATIONS.

      Each of the Vendor and the Purchaser, as promptly as practicable after the execution of this Agreement, will (i) make, or cause to be made, all such filings and submissions under all Laws applicable to it, as may be required for it to consummate the purchase and sale of the Purchased Shares in accordance with the terms of this Agreement, (ii) use all reasonable efforts to obtain, or cause to be obtained, all Authorizations necessary or advisable to be obtained by it in order to consummate such transfer, and (iii) use all reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfil its obligations under this Agreement. The Vendor and the Purchaser will coordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing including, without limitation, providing each other with all notices and information supplied or filed with any Governmental Entity (except for notices and information which the Vendor or the Purchaser, in each case acting reasonably, considers highly confidential and sensitive which may be filed on a confidential basis), and all notices and correspondence received from any Governmental Entity.

SECTION 5.7 NOTICE OF UNTRUE REPRESENTATION OR WARRANTY.

      The Vendor shall promptly notify the Purchaser, and the Purchaser shall promptly notify the Vendor, upon any representation or warranty made by it contained in this Agreement or any Ancillary Agreement becoming untrue or incorrect during the Interim Period. Any such notification shall set out particulars of the untrue or incorrect representation or warranty and details of any actions being taken by the Vendor or the Purchaser, as the case may be, to rectify that state of affairs.

SECTION 5.8 EXCLUSIVE DEALING.

      The Vendor and FuelCell agree that, during the Interim Period, they:

      (a) shall immediately cease and cause to be terminated any existing discussions or negotiations or other proceedings initiated prior to the date hereof by (i) the Corporation or its directors or officers,
            (ii) the Vendor or their officers or directors or (iii) any of the Corporation's or the Vendor's financial advisors, representatives and agents ("REPRESENTATIVES") with respect to all Take-over Proposals (as defined below);

      (b) shall not and shall not permit the Corporation to directly or indirectly solicit or cause or facilitate any Person to solicit any Take-over Proposal;

      (c) shall not and shall not permit the Corporation to directly or indirectly provide information concerning the Corporation's securities, Assets or Business to anyone for or in furtherance of anything mentioned in (a) or (b);

      (d) shall not and shall not permit the Corporation to release any person from any confidentiality or standstill agreement involving the Corporation or its Assets or Business or amend any such agreement; and

      (e) shall not, shall not permit the Corporation to and shall not authorize or permit any Representative to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to a Take-over

            Proposal from any Person, or engage in any discussion, negotiations or inquiries relating thereto or accept any Take-over Proposal.

      For the purposes of this Section 5.8, "TAKE-OVER PROPOSAL" means a proposal or offer by a third Person, whether or not subject to a due diligence condition and whether or not in writing, to acquire in any manner, directly or indirectly, beneficial ownership of any portion of the Corporation or any of the Corporation's subsidiaries' Assets or to acquire in any manner, directly or indirectly, beneficial ownership of or control or direction over any of the Corporation's outstanding securities whether by way of arrangement, amalgamation, merger, consolidation or other business combination, including without limitation any single or multi step transaction or series of related transactions, which for greater certainty, does not include any of the Permitted Transactions.

SECTION 5.9 JOINT DEVELOPMENT AGREEMENT.

      The Parties agree that prior to Closing Time, they shall execute a joint development agreement on the terms and conditions set out in Schedule "A", or otherwise on terms satisfactory to the Parties, each acting reasonably.

                                   ARTICLE 6
                              CONDITIONS OF CLOSING

SECTION 6.1 CONDITIONS FOR THE BENEFIT OF THE PURCHASER.

      The purchase and sale of the Purchased Shares is subject to the following conditions to be fulfilled or performed prior to Closing, which conditions are for the exclusive benefit of the Purchaser and may be waived, in whole or in part, by the Purchaser in its sole discretion:

      (a) TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Vendor and FuelCell contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date and the Vendor and FuelCell shall have executed and delivered a certificate of a senior officer to that effect, except where the failure of such representations and warranties to be true and correct would not have a material adverse effect. Upon the delivery of such certificates, the representations and warranties of the Vendor and FuelCell in Article 3 shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on and as of such date;

      (b) PERFORMANCE OF COVENANTS. The Vendor and FuelCell shall have fulfilled or complied in all material respects with all covenants contained in this Agreement to be fulfilled or complied with by it at or prior to the Closing, and the Vendor and FuelCell shall have executed and delivered a certificate of a senior officer to that effect;

      (c) DELIVERIES. The Vendor and FuelCell shall deliver or cause to be delivered to the Purchaser the following in form and substance satisfactory to the Purchaser acting reasonably:

            (i) Share certificates representing the Purchased Shares duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record, together with evidence satisfactory to the Purchaser that the Purchaser or its nominee(s) have been entered upon the books of the Corporation as the holder of the Purchased Shares;

            (ii) Certified copies of (i) the charter documents and by-laws of the Vendor and FuelCell, (ii) all resolutions of the shareholders and the board of directors of the Vendor and FuelCell approving the entering into and completion of the transaction contemplated by this Agreement and the Ancillary Agreements, and (iii) a list of the officers and directors authorized to sign agreements together with their specimen signatures;

            (iii) A  certificate  of status,  compliance,  good standing or like certificate with respect to the Vendor, FuelCell and the Corporation issued by appropriate government officials of their respective jurisdictions of incorporation and, in the case of the Corporation, of each jurisdiction in which the Corporation carries on its business as listed in Schedule 3.1(a);

            (iv) The certificates referred to in Section 6.1(a) and Section 6.1(b);

            (v) An opinion of counsel to the Vendor and the Corporation satisfactory to the Purchaser, acting reasonably; and

            (vi) A duly executed resignation effective as at the Closing of each director of the Corporation.

      (d)   CONSENTS.   All   material   consents,    approvals,    orders   and
            authorizations of any Person or Governmental Entity (or registrations, declarations, filings or recordings with any of them) required for the Closing (other than routine post-closing notifications or filings), shall have been obtained or made on or before the Closing Time on terms satisfactory to the Purchaser, acting reasonably.

      (e) LITIGATION. No order shall have been made that prohibits or restricts the Closing. None of the Parties, nor any of their respective directors, officers, employees or agents, shall be a defendant or third party to or threatened with any litigation or proceedings before any court or Governmental Entity which could reasonably prevent or restrict that Party from performing any of its obligations in this Agreement or any Ancillary Agreement or that could materially and adversely affect the operation of the Business by the Purchaser after Closing.

      (f) MATERIAL ADVERSE CHANGE. Since the date hereof, no change shall have occurred in the operations, condition or affairs of the Business and no damage to or destruction of a material part of the property, or equipment of the Business shall have occurred, other than changes in the Ordinary Course which are not materially adverse to the Business. For the purposes of the foregoing, any termination of a Material Contract or the termination of contracts which are in the aggregate material shall constitute a change to the Business.

      (g) PROCEEDINGS. All corporate proceedings to be taken in connection with the transactions contemplated in this Agreement and any
            Ancillary Agreement shall be reasonably satisfactory in form and substance to the Purchaser, acting reasonably, and the Purchaser shall have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all necessary corporate proceedings in connection therewith.

SECTION 6.2 CONDITIONS FOR THE BENEFIT OF THE VENDOR AND FUELCELL.

      The purchase and sale of the Purchased Shares is subject to the following conditions to be fulfilled or performed prior to the Closing, which conditions are for the exclusive benefit of the Vendor and FuelCell and may be waived, in whole or in part, by the Vendor and FuelCell in its sole discretion:

      (a) TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser and RockWood contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date and the Purchaser and RockWood shall have executed and delivered a certificate of a senior officer to that effect, except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on the Vendor. Upon delivery of such certificates, the representations and warranties of the Purchaser and RockWood in
            Article 4 shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on and as of such date;

      (b) PERFORMANCE OF COVENANTS. The Purchaser shall have fulfilled or complied in all material respects with all covenants contained in this Agreement to be fulfilled or complied with by it at or prior to the Closing and the Purchaser shall have executed and delivered a certificate of a senior officer to that effect;

      (c) DELIVERIES. The Purchaser and RockWood shall deliver or cause to be delivered to the Vendor and FuelCell the following in form and substance satisfactory to the Vendor and FuelCell acting reasonably:

            (i) Certified copies of (i) the charter documents and extracts from the by-laws of the Purchaser and RockWood relating to the execution of documents, (ii) all resolutions of the shareholders and the board of directors of the Purchaser and RockWood approving the entering into and completion of the transactions contemplated by this Agreement and the Ancillary Agreements, and (iii) a list of its officers and directors authorized to sign agreements together with their specimen signatures;

            (ii) A certificate of status, compliance, good standing or like certificate with respect to the Purchaser and RockWood issued by appropriate government official of the jurisdiction of its incorporation;

            (iii) The  certificates  referred  to in Section  6.2(a) and Section
                  6.2(b); and

      (d) PROCEEDINGS. All corporate proceedings to be taken in connection with the transactions contemplated in this Agreement and any
            Ancillary Agreement shall be reasonably satisfactory in form and substance to the Vendor and FuelCell, acting reasonably, and the Vendor and FuelCell shall have received copies of all the instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all corporate proceedings in connection therewith.

SECTION 6.3 CONDITIONS PRECEDENT.

      The purchase and sale of the Purchased Shares is subject to the following terms and conditions to be fulfilled prior to the Closing, which conditions are true conditions precedent:

      (a) NO LEGAL ACTION. No action or proceeding shall be pending or threatened by any Person (other than the Vendor, FuelCell, the Purchaser, RockWood or the Corporation) in any jurisdiction, to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement or the right of the Corporation to conduct the Business after Closing on substantially the same basis as heretofore operated;

      (b) COMPETITION ACT. If the transaction contemplated by this Agreement is notifiable under Part IX of the Competition Act (Canada), the Vendor and the Purchaser shall have each filed all required notices and information and (i) the applicable waiting period shall have expired or (ii) the parties shall have received from the Commissioner of Competition either an Advance Ruling Certificate pursuant to section 102 of the Competition Act (Canada) or a letter waiving the requirement to notify pursuant to paragraph 113(c) of the Competition Act (Canada).

      (c) PERMITTED TRANSACTIONS. Each of the Permitted Transactions shall be completed on the terms set out in Schedule "B", or otherwise on terms satisfactory to the Purchaser and the Vendor, each acting reasonably.

                                   ARTICLE 7
                                    CLOSING

SECTION 7.1 DATE, TIME AND PLACE OF CLOSING.

      The completion of the transaction of purchase and sale contemplated by this Agreement shall take place at the offices of Stikeman Elliott LLP, 4300 Bankers Hall West, 888-3rd Street S.W., Calgary, Alberta, T2P 5C5, at 10:00 a.m. (Calgary time) on the Closing Date or at such other place, on such other date and at such other time as may be agreed upon in writing between the Vendor and the Purchaser.

SECTION 7.2 CLOSING PROCEDURES.

      Subject to satisfaction or waiver by the relevant Party of the conditions of closing, at the Closing, the Vendor shall deliver actual possession of the Purchased Shares to the Purchaser and upon such delivery the Purchaser shall pay or satisfy the Purchase Price in accordance with Section 2.4.

SECTION 7.3 RISK OF LOSS.

      If, prior to the Closing, all or any material part of the Assets are destroyed or damaged by fire or any other casualty or are appropriated, expropriated or seized by any Governmental Entity, the Purchaser shall have the option, exercisable by notice in writing given within 4 Business Days of the Purchaser receiving notice in writing from the Vendor of such destruction, damage, expropriation or seizure:

      (a) To reduce the Purchase Price by an amount equal to the cost of repair, or, if destroyed or damaged beyond repair, by an amount equal to the replacement cost of the Assets so damaged or destroyed and to complete the purchase provided all proceeds of insurance for such damage or destruction are paid to the Vendor immediately upon receipt; or

      (b) To complete the transaction contemplated in this Agreement without reduction of the Purchase Price, in which event (i) all proceeds of any insurance (other than business interruption insurance as provided in (ii) below) or compensation for expropriation or seizure shall be retained by the Corporation, and (ii) all proceeds of any business interruption insurance which compensates for business lost during the Interim Period less the sum of all deductibles on all other insurance shall be paid to the Vendor immediately upon receipt; or

      (c) Of terminating this Agreement and not completing the transaction contemplated in this Agreement, in which case all obligations of the Purchaser and the Vendor (save and except for their respective obligations under Section 5.2(2), Section 12.3, Section 12.4 and
            Section 12.6 which shall survive) shall terminate immediately upon the Purchaser giving notice as required herein.

                                   ARTICLE 8
                                  TERMINATION

SECTION 8.1 TERMINATION BY PURCHASER.

      If any of the conditions set forth in Section 6.1 have not been fulfilled or waived at or prior to Closing or any obligation or covenant of the Vendor, FuelCell or the Corporation to be performed at or prior to Closing has not been observed or performed by such time, the Purchaser may terminate this Agreement by notice in writing to the Vendor, and in such event the Purchaser shall be released from all obligations hereunder save and except for its obligations under Section 5.2(2), Section 12.3, Section 12.4 and Section 12.6 which shall survive. The Vendor and FuelCell shall only be released from their obligations hereunder if the condition or conditions for the non-performance of which the Purchaser has terminated this Agreement are not reasonably capable of being performed or caused to be performed by the Vendor and FuelCell. If the Purchaser waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfilment, non-observance or non-performance of any other condition, obligation, or covenant in whole or in part.

SECTION 8.2 TERMINATION BY VENDOR.

      If any of the conditions set forth in Section 6.2 have not been fulfilled or waived at or prior to Closing or any obligation or covenant of the Purchaser or RockWood to be performed at or prior to Closing has not been observed or performed by such time, the Vendor and FuelCell may terminate this Agreement by notice in writing to the Purchaser, and in such event the Vendor and FuelCell shall be released from all obligations hereunder save and except for its obligations under Section 5.2(2), Section 12.3, Section 12.4 and Section 12.6 which shall survive. The Purchaser shall only be released from its obligations hereunder if the condition or conditions for the non-performance of which the Vendor and FuelCell have terminated this Agreement are not reasonably capable of being performed or caused to be performed by the Purchaser and RockWood. If the Vendor and FuelCell waive compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfilment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.

SECTION 8.3 OTHER TERMINATION RIGHTS.

(1) This Agreement may, by notice in writing given prior to or on the Closing Date, be terminated:

      (a)   By mutual consent of the Vendor and the Purchaser; or

      (b) If any of the conditions precedent set forth in Section 6.3 have not been fulfilled or waived at or prior to Closing;

      and, in such event, each Party shall be released from all obligations under this Agreement, save and except for its obligations under Section 5.2(2), Section 12.3, Section 12.4 and Section 12.6 which shall survive.

(2) This Agreement may also be terminated in the circumstances and upon the terms set out in Section 7.3.

SECTION 8.4 EFFECT OF TERMINATION.

      Each Party's right of termination under this Article 8 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. Nothing in
Article 8 shall limit or affect any other rights or causes of action  either the

Purchaser  or  the  Vendor  may  have  with  respect  to  the   representations,
warranties, covenants and indemnities in its favour contained in this Agreement.

                                   ARTICLE 9
                                 INDEMNIFICATION

SECTION 9.1 INDEMNIFICATION IN FAVOUR OF THE PURCHASER AND ROCKWOOD.

      Subject to Section 9.3 and Section 9.4, the Vendor and FuelCell shall jointly and severally indemnify the Purchaser, RockWood and their directors and officers from and against any loss, liability, claim, damage or expense
(including reasonable legal fees) (collectively, the "LOSSES") suffered or incurred by the Purchaser, RockWood and their directors and officers, as a direct or indirect result of, or arising in connection with or related in any manner to:

      (a) any misrepresentation or breach of warranty made or given by the Vendor and FuelCell in this Agreement or in any Ancillary Agreement; and

      (b) any failure by the Vendor and FuelCell to perform any covenant or obligation contained in this Agreement, or any Ancillary Agreement.

      The Parties agree that, for the purposes of this Article 9, any and all Loss suffered or incurred by the Corporation as a direct or indirect result of, or arising in connection with, or related in any manner to the matters referred to in this Section 9.1 shall, dollar-for-dollar, be deemed to be a Loss suffered or incurred by the Purchaser.

SECTION 9.2 INDEMNIFICATION IN FAVOUR OF THE VENDOR AND FUELCELL.

(1) The Purchaser and RockWood shall jointly and severally indemnify the Vendor, FuelCell and their directors and officers from and against any loss, liability, claim, damage or expense (including reasonable legal fees) (collectively, the "LOSSES") suffered or incurred by the Vendor, FuelCell and their directors and officers, as a direct or indirect result of, or arising in connection with or related in any manner to:

      (a) any misrepresentation or breach of warranty made or given by the Purchaser and RockWood in this Agreement or in any Ancillary Agreement; and

      (b) any failure by the Purchaser and RockWood to perform any covenant or obligation contained in this Agreement or any Ancillary Agreement (except RockWood has no obligation in respect of the Purchaser's obligation in Section 9.2(2)).

(2) The Purchaser and the Corporation shall, jointly and severally, from and after the Closing Date, assume any and all liabilities relating to the Bassano Condition, including liability for clean up of the Bassano Condition. The Purchaser and the Corporation shall, jointly and severally, from and after the Closing Date, indemnify and save harmless the Vendor, FuelCell and their directors and officers against any Losses suffered by the Vendor, FuelCell or their directors or officers based on, arising out of, in connection with or relating to the Bassano Condition.

SECTION  9.3  PROCEDURE  FOR  INDEMNIFICATION  - THIRD  PARTY  CLAIMS

(1)   If an  indemnified  party (an  "INDEMNIFIED  PARTY")  under Section 9.1 or
      Section 9.2 receives notice of the commencement or assertion of any Third Party Claim, the Indemnified Party shall give the indemnifying party under such Section (the "INDEMNIFYING PARTY"), reasonably prompt written notice thereof but in any event no later than 15 days after receipt by the Indemnified Party, of such notice of such Third Party Claim. Such notice to the Indemnified Party shall describe the Third Party Claim in reasonable detail and shall indicate, if reasonably practicable, the estimated amount of the Loss that has been or may be sustained.

(2) The Indemnifying Party may, in the name of and on behalf of an Indemnified Party, participate in or assume the defence of any Third Party Claim by giving notice to that effect to the Indemnified Party not later than 15 days after receiving notice of that Third Party Claim (the "NOTICE PERIOD"). The Indemnifying Party's right to do so shall be subject to the rights of any insurer or other party who has potential liability in respect of that Third Party Claim. The Indemnified Party shall cooperate in good faith in the defence of each Third Party Claim, even if the defence has been assumed by the Indemnifying Party and may participate in such defence assisted by counsel of its own choice at its own expense. If the Indemnified Party has not received notice within the Notice Period that the Indemnifying Party has elected to assume the defence of such Third Party Claim, the Indemnified Party may, at its option, elect to settle or compromise the Third Party Claim or assume such defence, assisted by counsel of its own choosing and all reasonable costs and expenses paid or incurred in connection therewith shall form part of the Loss suffered or incurred by the Indemnified with respect to such Third Party Claim.

(3) The Indemnified Party and the Indemnifying Party will each use commercially reasonable efforts to make available to the Person which is undertaking and controlling the defense of any Third Party Claim (the "DEFENDING PARTY"):

      (a) those employees whose assistance, testimony or presence is necessary to assist the Defending Party in evaluating and in defeating any Third Party Claim; and

      (b) all documents, records and other materials in the possession of such Party reasonably required by the Defending Party for its use in defending any Third Party Claim,

      and shall otherwise co-operate with the Defending Party.

(4) If the Indemnifying Party elects to assume the defence of any Third Party Claim, the Indemnified Party shall not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defence of such Third Party Claim. However, if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 15 days after receiving notice from the Indemnified Party that the Indemnified Party bona fide believes on reasonable grounds that the Indemnifying Party has failed to take such steps, the Indemnified Party may, at its option, elect to assume the defence of and to compromise or settle the Third Party Claim assisted by counsel of its own choosing and the Indemnifying Party shall be liable for all reasonable costs and expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not enter into any compromise or settlement of any Third Party Claim provided, however, that if the Indemnified Party does withhold or delay its consent to any such particular proposed compromise or settlement, the liability of the Indemnifying Party in respect of such Third Party Claim shall be limited to the amount of the Loss that would have resulted from such proposed compromise or settlement together with any other costs or expenses that would have been associated with reaching such settlement or compromise and completing all matters relating thereto.

(5) Any Direct Claim shall be asserted by the Indemnified Party by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 10 days after the Indemnified Party becomes aware of such Direct Claim. The Indemnifying Party shall then have a period of 15 days within which to respond by Notice to the Indemnified Party in respect of such Direct Claim. If the Indemnifying Party notifies the Indemnified Party of its agreement as to the assertion of the Direct Claim within such 30 day period then the Indemnified Party shall be free to pursue such remedies as may be available to it and such Direct Claim shall constitute a Loss. If the Indemnifying Party notifies the Indemnified Party of any disagreement as to the assertion of the Direct Claim within such 15 day period, then such disagreement shall be resolved in accordance with
      Article 11. If the Indemnified Party does not a receive a notice of agreement or disagreement from the Indemnifying Party within such 15 day period, the Indemnifying Party shall be deemed to have agreed to the assertion of such Direct Claim and, in such case, the Indemnified Party shall be free to pursue such remedies as may be available to it and such Direct Claim shall constitute a Loss.

(6) A failure to give timely notice as provided in this Article 9 shall not affect the rights or obligations of any party except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

(7) If the amount of any Loss at any time subsequent to the making of any indemnity payment is reduced by any recovery or settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction (less any costs, expenses or premiums incurred in connection therewith), shall promptly be repaid by the Indemnified Party to the Indemnifying Party. Upon making a full indemnity payment, the Indemnifying Party shall, to the extent of such indemnity payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the Loss to which the indemnity payment relates.

(8) Notwithstanding any other provision of this Agreement, no claims for indemnification may be made by any Indemnified Party under Section 9.1 and
      Section 9.2 (excepting claims for indemnity pursuant to Section 9.2(2), in respect of which this Section 9.3(8) shall not apply) unless the aggregate of all Losses suffered or incurred by the Indemnified Party exceeds $500,000 in the aggregate, in which event the amount of all Losses in excess of the initial $500,000 may be recovered by the Indemnified Party up to a maximum of $10,000,000 (except claims for indemnification for a breach in respect of Section 3.1(1), Section 3.2(2), Section 3.1(3),
      Section 3.1(6)(a), Section 4.1(1) or Section 4.1(3) and fraud shall be subject to a maximum recovery of the Purchase Price) (the "INDEMNITY OBLIGATIONS").

(9) The rights of indemnity set forth in this Article 9 are in addition to and supplemental to any other rights, actions, claims or causes of action which may arise in respect of this Agreement or any Ancillary Agreement and the transactions contemplated hereby.

(10) Article 9, which shall survive the consummation of this Agreement, is intended to benefit each person or entity indemnified hereunder.

SECTION 9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All representations, warranties, statements, covenants and agreements made by the Parties in this Agreement or any Ancillary Agreement shall survive the Closing as follows:

      (a)   the  representations  and  warranties  of the Vendor and FuelCell in
            Section 3.1(29) shall survive for a period of ninety days after the relevant Governmental Entity shall no longer be entitled to assess liability for any Taxes for which the Corporation or any subsidiary may be liable for any taxation period ended on or prior to the Closing Date, having regard, without limitation, to any waivers given by the Corporation or any subsidiary;

      (b) the representations and warranties set forth in Sections 3.1(1), 3.1(2), 3.1(3), 3.1(6)(a), 4.1(1) and 4.1(3) of this Agreement shall survive the Closing and continue without time limit;

      (c) all of the other representations and warranties contained in this Agreement or any Ancillary Agreement shall survive for a period of one year from the Closing Date. After such period, no Party shall have any further liability hereunder with respect to such representations and warranties except with respect to claims properly made within such period;

      (d) all covenants and agreements contained in this Agreement or in any Ancillary Agreement shall survive the Closing and continue without time limit; and

      (e) the right of any Indemnified Party to claim for indemnification pursuant to section 9.2(2) shall survive the Closing and continue without time limit.

      For greater certainty, there shall be no limitation on the right of any Party to bring any claim, action or proceeding based on any fraudulent misrepresentation of any other Party.

SECTION 9.5 NON-WAIVER.

      No investigations made by or on behalf of the Purchaser at any time shall waive, diminish the scope of or otherwise affect any representation or warranty made by the Vendor and FuelCell in this Agreement or in any Ancillary Agreement. No waiver by the Purchaser of any condition, in whole or in part, shall operate as a waiver of any other condition.

                                   ARTICLE 10
                             POST-CLOSING COVENANTS

SECTION 10.1 ACCESS TO BOOKS AND RECORDS.

      For a period of 6 years from the Closing Date or for such longer period as may be required by applicable Law, the Purchaser shall retain all original accounting Books and Records relating to the Corporation for the period prior to the Closing Date. So long as any such Books and Records are retained by the Purchaser pursuant to this Agreement, the Vendor and FuelCell shall have the reasonable right to inspect and to make copies (at its own expense) of them at any time upon reasonable request during normal business hours and upon reasonable notice for any proper purpose and without undue interference to the business operations of the Corporation. The Purchaser shall have the right to have its representatives present during any such inspection.

SECTION 10.2 FURTHER ASSURANCES.

      From time to time after the Closing Date, each Party shall, at the request of any other Party, execute and deliver such additional conveyances, transfers and other assurances as may be reasonably required to effectively transfer the Purchased Shares to the Purchaser and carry out the intent of this Agreement and any Ancillary Agreement.

SECTION 10.3 U.S. TAX ELECTIONS.

      Without FuelCell's prior written consent, which consent may be provided or withheld in the sole discretion of FuelCell, none of the Purchaser, RockWood, the Corporation, or any "Purchaser Affiliated Shareholder," as defined below, shall (i) make or cause to be made any U.S. tax election (including, without limitation, any election under Section 338 of the Internal Revenue Code of 1986, as amended (the "CODE"), or any successor provision) with respect to the acquisition of the Corporation, or (ii) except in the Ordinary Course or as required by applicable law, take any action that will either (A) result in an increase in the Corporation's earnings and profits as determined under the Code and applicable regulations, or (B) result in the Corporation receiving subpart F income as defined in Sections 952 through 954 of the Code and applicable regulations. A "PURCHASER AFFILIATED SHAREHOLDER" means an entity that (i) is taxed as a corporation for U.S. tax purposes (a "CORPORATE ENTITY") and (ii) owns, by itself or collectively with one or more other directly or indirectly related Corporate Entities, at least 80 percent of the total voting power of the Purchaser's stock. RockWood and the Purchaser represent and warrant to FuelCell and the Vendor that, during the period that a Code Section 338 election could otherwise be made with respect to the acquisition of the Corporation, RockWood and the Purchaser will include a restrictive covenant preventing the filing of such an election by any direct or indirect U.S. shareholder of the Purchaser in all investment documentation provided to potential investors in all circumstances where such investor will be a U.S. Person that will own, directly or indirectly, 10 percent or more of the total voting power of the Purchaser's stock.

SECTION 10.4 ROCKWOOD COVENANT.

      RockWood covenants and agrees that it shall cause the Purchaser to fulfill and honour all of its obligations under this Agreement and any Ancillary Agreement except with respect to the Purchaser's obligations in respect of
Section 9.2(2).

SECTION 10.5 RESTRICTIVE COVENANTS.

(1) CONFIDENTIALITY. The Vendor and FuelCell covenant and agree that, from and after the Closing Date, neither they, nor any of their respective Affiliates will, directly or indirectly disclose or furnish to any Person, other than the Purchaser and RockWood, any proprietary information of, or confidential information concerning, the Purchaser or the Business; provided, however, that this covenant of non-disclosure shall not apply to information (i) which is, or at any times becomes available in the public domain (other than as a result of disclosure by the Vendor, FuelCell or any Affiliate of the Vendor or FuelCell), (ii) which has been lawfully acquired by the Vendor or FuelCell from a third party not under a confidentiality obligation with respect to such information, (iii) which is required to be disclosed by law or court or administrative court (provided that the Vendor or FuelCell gives the Purchaser notice of such required disclosure and a reasonable opportunity to take steps to maintain the confidentiality thereof), (iv) which the Purchaser expressly authorizes in writing the Vendor or FuelCell to disclose prior to such disclosure, or (v) which is disclosed by employees of the Purchaser, the Corporation or any subsidiary in the business of and for the benefit of the Purchaser, the Corporation or any subsidiary.

(2) NON-COMPETITION. Each of the Vendor and FuelCell covenants and agrees that neither it, nor any of its direct or indirect subsidiaries will, until the date that is the third (3rd) anniversary of the Closing Date, anywhere in any jurisdiction where the Business has been conducted during the past 2 years, own, manage, operate, control, promote or invest (other than minority investments of less than 5% of the equity of any person) with any Person which is materially engaged in the manufacturing, distribution and sale of thermoelectric generators. Without implied limitation, the foregoing covenant shall include hiring or engaging or attempting to hire or engage for or on behalf of itself or any Person engaged in the business described above any officer or employee of the Corporation or any of its subsidiaries or any of their respective direct and/or indirect subsidiaries, or any former employee of the Corporation or any of its subsidiaries and any of either of their direct and/or indirect subsidiaries who was employed during the six (6) month period immediately preceding the date of solicitation, encouraging for or on behalf of itself or any Person engaged in the business described above, any such officer or employee to terminate his or her relationship or employment with the Corporation or any of its subsidiaries or any of their respective direct and/or indirect subsidiaries during the term of his or her employment with the Corporation or any of its subsidiaries. The Vendor agrees that this provision is reasonable in view of the relevant market for the Corporation's and its subsidiaries' products and services, that it is given in the context of a sale of the Corporation and that any breach hereof would result in continuing and irreparable harm to Purchaser.

SECTION 10.6 TAX MATTERS.

(1) RESPONSIBILITY FOR FILING TAX RETURNS. The Purchaser shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns of the Corporation and its subsidiaries which are filed after the Closing Date. All such Tax Returns that include periods ending on or before the Closing shall be prepared on a consistent basis with past practice, but in any event in accordance with applicable Law. The Purchaser shall claim maximum discretionary deductions permitted under the Tax Act in order to mitigate any cash tax liability. The Purchaser, the Corporation and their Affiliates shall control all disputes and contests with taxing authorities regarding their liability for Taxes, audits of their Tax Returns and administrative or judicial proceedings relating to liabilities for Taxes imposed for a taxation period ending on or before the Closing Date (a "PRE-CLOSING TAX PERIOD") or a taxation period that begins before and ends after the Closing Date (a "STRADDLE PERIOD") and may take all action with respect thereto with the consent and approval of the Vendor and FuelCell. In the event that a proceeding or audit is commenced against the Corporation, the Purchaser shall promptly notify the Vendor of such proceeding or audit. Furthermore, the Purchaser, the Corporation and their Affiliates must consult in good faith with the Vendor and FuelCell with respect to the contest and settlement of any claim for Taxes for which a claim for indemnification would be available under Article 9 hereof. Failure by the Purchaser, the Corporation or their Affiliates to so consult under this Section 10.6(1) will adversely affect the rights of indemnification available under Article 9 to the extent that the Vendor and FuelCell are prejudiced thereby. The Purchaser, the Corporation and their Affiliates will not settle, or agree to any adjustment with respect to, any Claim relating to Taxes for which a claim for indemnification would be available under Article 9 without the prior written consent of the Vendor and FuelCell (which shall not be unreasonably withheld or delayed).

(2) AMENDED TAX RETURNS. Except as otherwise provided in this Section 10.5, the Purchaser may not file or cause to be filed any amended Tax Returns for the Corporation or any subsidiary covering any period up to and including the Closing Date, without the prior written consent of the

      Vendor and FuelCell; provided, that the Vendor and FuelCell's consent (which shall not be unreasonably withheld or delayed) shall be required to change the treatment of any item in such amended return in a manner that would give rise to a right of indemnification under Article 9. The
      Purchaser shall not, unless required by Law (based on either the nonqualified written opinion of a law firm with a nationally recognized tax practice or in the opinion of the Purchaser's and the Vendor and FuelCell's advisors), extend the statute of limitations for a period that includes a Pre-Closing Tax Period or a Straddle Period without the prior written consent of the Vendor and FuelCell (which shall not be unreasonably withheld or delayed).

(3)   COOPERATION ON TAX MATTERS.

      (a) In connection with the preparation of Tax Returns, audit examinations and any administrative or judicial proceedings relating to liabilities for Taxes imposed for a Pre-Closing Tax Period or a Straddle Period, the Purchaser, the Corporation and their Affiliates, on the one hand, and the Vendor and FuelCell, on the other hand, will cooperate fully with each other, including, but not limited to, the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defence of claims by taxing authorities as to the imposition of Taxes. The Purchaser, the Corporation and their Affiliates agree (A) to retain all books and records with respect to matters relating to Taxes pertinent to the Corporation and its subsidiaries relating to any Pre-Closing Tax Period or Straddle Period until 90 days after the expiration of the statute of limitations of the respective taxation periods or such longer period as is required by law, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the Vendor and FuelCell reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Vendor and FuelCell so request, the Corporation and its subsidiaries shall allow the Vendor and FuelCell to take possession of such books and records.

      (b) The Purchaser and the Vendor and FuelCell further agree, upon request, to use their respective reasonable best efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Taxes that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

      (c) The Purchaser and the Vendor and FuelCell further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to the Tax Act and all regulations promulgated thereunder.

                                   ARTICLE 11
                                  ARBITRATION

SECTION 11.1 ARBITRATION.

      Any dispute between the Parties concerning any matter arising under or in connection with this Agreement shall be submitted to arbitration in accordance with the provisions of this Article 11.

SECTION 11.2 LOCATION OF ARBITRATION.

      Any arbitration hereunder shall be held at Calgary, Alberta, unless the parties otherwise agree.

SECTION 11.3 LAWS OF ALBERTA.

      The law to be applied in connection with the arbitration shall be the law of Alberta, including its conflict of law rules.

SECTION 11.4 ARBITRATION RULES.

      The arbitration shall be governed by the rules of procedure set out in Schedule "C". It shall be a condition precedent to the bringing of any legal proceedings that are contemplated by the rules of procedure contained in Schedule "C" that the Parties will have concluded the arbitration process as provided therein. The provisions of the Arbitrations Act (Alberta) shall apply to the extent that they are not inconsistent with this Article or with such rules of procedure set out in Schedule "C".

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.1 NOTICES.

      Any notice, direction or other communication given under this Agreement or any Ancillary Agreement shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

      (a)   to the Purchaser at:

            RockWood Equity Partners LLC
            925 Euclid Avenue, Suite 647
            Cleveland, Ohio  44115

            Attention:   Owen M. Colligan

            Telephone:   216-622-2683
            Facsimile:   216-622-2667

            with a copy to:

            McCarthy Tetrault LLP
            Suite 3300, 421-7th Avenue S.W.
            Calgary, Alberta  T2P 4K9

            Attention:   Gregory Turnbull

            Telephone:   403-206-5555
            Facsimile:   403-260-3501

      (b)   to the Vendor and FuelCell at:

            FuelCell Energy, Inc.
            3 Great Pasture Road

            Danbury, Connecticut  06813-1305

            Attention:   Joseph Mahler

            Telephone:   203-825-6047
            Facsimile:   203-743-6204

            with a copy to:

            Stikeman Elliott LLP
            5300 Commerce Court West
            199 Bay Street
            Toronto, Ontario  M5L 1B9

            Attention:   Brian Pukier

            Telephone:   416-869-5567
            Facsimile:   416-947-0866

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next Business Day, or (ii) if transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Party at its changed address.

SECTION 12.2 TIME OF THE ESSENCE.

      Time shall be of the essence of this Agreement.

SECTION 12.3 BROKERS.

      The Vendor and FuelCell shall indemnify and save harmless the Purchaser and the Corporation from and against any and all claims, losses and costs whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for the Vendor, FuelCell or the Corporation. The Purchaser shall indemnify and save harmless the Vendor and FuelCell from and against any and all claims, losses and costs whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for the Purchaser.

SECTION 12.4 ANNOUNCEMENTS.

      Any press release or public statement or announcement (a "PUBLIC Statement") with respect to the transaction contemplated in this Agreement shall be made only with the prior written consent and joint approval of the Vendor, FuelCell and the Purchaser unless such Public Statement is required by Law or by any stock exchange, in which case the Party required to make the Public Statement shall use its best efforts to obtain the approval of the other Party as to the form, nature and extent of the disclosure.

SECTION 12.5 THIRD PARTY BENEFICIARIES.

      Except as otherwise provided in Section 9.1, the Vendor, FuelCell and the Purchaser intend that this Agreement shall not benefit or create any right or cause of action in, or on behalf of, any Person other than the Parties to this Agreement and no Person, other than the Parties to this Agreement shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

SECTION 12.6 EXPENSES.

      Except as otherwise expressly provided in this Agreement, all costs and expenses (including the fees and disbursements of legal counsel, investment advisers and accountants) incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated therein shall be paid by the Party incurring such expenses, except that if the transactions contemplated by this Agreement are successfully completed, the Corporation will pay the fees and expenses of the Purchaser and its advisors which costs, expenses and payments will not be reflected on the Closing Balance Sheet and will not affect any adjustments to the Purchase Price made in accordance with Section 2.4.

SECTION 12.7 AMENDMENTS.

      This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by the Vendor, FuelCell and the Purchaser.

SECTION 12.8 WAIVER.

(1) No waiver of any of the provisions of this Agreement or any Ancillary Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar); nor shall such waiver be binding unless executed in writing by the Party to be bound by the waiver.

(2) No failure on the part of the Vendor, FuelCell or the Purchaser to exercise, and no delay in exercising any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

SECTION 12.9 NON-MERGER.

      Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of any Party, shall continue in full force and effect. Closing shall not prejudice any right of one Party against any other Party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

SECTION 12.10 ENTIRE AGREEMENT.

      This Agreement together with the Ancillary Agreements constitutes the entire agreement between the Parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement except as specifically set forth herein and therein and neither the Vendor nor the Purchaser has relied or is relying on any other information, discussion or understanding in entering into and completing the transactions contemplated in this Agreement and the Ancillary Agreements. If there is any conflict or inconsistency between the provisions of this Agreement and the provisions of any Ancillary Agreement, the provisions of this Agreement shall govern.

SECTION 12.11     SUCCESSORS AND ASSIGNS.

(1) This Agreement shall become effective when executed by the Vendor, FuelCell, the Purchaser and RockWood and after that time shall be binding upon and enure to the benefit of the Vendor, FuelCell, the Purchaser, RockWood and their respective successors and permitted assigns.

(2) Except as provided in this Section 12.11, neither this Agreement nor any of the rights or obligations under this Agreement shall be assignable or transferable by any Party without the prior written consent of the other Party. The Purchaser shall be entitled, upon giving notice to the Vendor and FuelCell at any time on or prior to the Closing Date, to assign this Agreement or any of the Purchaser's rights and obligations under this Agreement to any Affiliate of the Purchaser subject to the following three conditions:

      (a) The assignee shall execute and deliver a confidentiality agreement to the Vendor and FuelCell in substantially the same form as the confidentiality agreement executed by the Purchaser;

      (b) The assignee shall become jointly and severally liable with the Purchaser, as a principal and not as a surety, with respect to all of the representations, warranties, covenants, indemnities and agreements of the Purchaser; and

      (c) The assignee shall execute an agreement confirming the assignment and the assumption by the assignee of all obligations of the Purchaser under this Agreement.

SECTION 12.12     SEVERABILITY.

      If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

SECTION 12.13     GOVERNING LAW.

      This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

SECTION 12.14     COUNTERPARTS.

      This Agreement may be executed in any number of counterparts (including by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument.

      IN  WITNESS   WHEREOF  the  Parties  have  executed  this  Share  Purchase
Agreement.

                                         FUELCELL ENERGY, INC.

                                       By:

                                             ---------------------------------
                                             Authorized Signing Officer

                                       By:

                                             ---------------------------------
                                             Authorized Signing Officer

                                       FCE CANADA INC.

                                       By:

                                             ---------------------------------
                                             Authorized Signing Officer

                                       By:

                                             ---------------------------------
                                             Authorized Signing Officer

                                       GLOBAL THERMOELECTRIC INC.

                                       By:

                                             ---------------------------------
                                             Authorized Signing Officer

                                       By:

                                             ---------------------------------
                                             Authorized Signing Officer

                                       ROCKWOOD EQUITY PARTNERS LLC

                                       By:

                                             ---------------------------------
                                             Authorized Signing Officer

                                       By:

                                             ---------------------------------
                                             Authorized Signing Officer

                                       GTI ACQUISITION INC.

                                       By:

                                             ---------------------------------
                                             Authorized Signing Officer

                                       By:

                                             ---------------------------------
                                             Authorized Signing Officer